As filed with the Securities and Exchange Commission on February 17, 2006
                                                      Registration No. 333-37980
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC. 20549
                              _____________________


                         POST-EFFECTIVE AMENDMENT NO. 5

                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ________________

               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                Initial Depositor
               (Exact name of registrant as specified in charter)
                                ________________

                           Market 2000+ HOLDRSSM Trust
                      [Issuer with respect to the receipts]

          Delaware                       6211                                     13-5674085
(State or other jurisdiction of          (Primary Standard Industrial             (I.R.S. Employer
incorporation or organization)           Classification Code Number)              Identification Number)

                                ________________

                                250 Vesey Street
                            New York, New York 10281
                                 (212) 449-1000
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ________________
                                   Copies to:
           Judith Witterschein, Esq.                        Andrew B. Jansky
           Corporate Secretary                          Shearman & Sterling LLP
Merrill Lynch, Pierce, Fenner & Smith Incorporated       599 Lexington Avenue
            250 Vesey Street                           New York, New York 10022
          New York, New York 10281                          (212) 848-4000
             (212) 449-1000
(Name, address, including zip code, and telephone, including area code, of agent for service)

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|



================================================================================

PROSPECTUS

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]





                        1,000,000,000 Depositary Receipts
                           Market 2000+ HOLDRSSM Trust

                         ______________________________


     The Market 2000+ HOLDRSSM Trust issues Depositary Receipts called Market 2000+ HOLDRSSM representing your undivided beneficial ownership in the common stock or American depositary shares of a group of specified companies that, when the Market 2000+ HOLDRS were initially issued on August 29, 2000, were among the 50 largest companies whose common stock or American depositary shares were listed for trading on the New York Stock Exchange or the American Stock Exchange or quoted on the Nasdaq National Market System, as measured in terms of worldwide market capitalization on July 7, 2000. The Bank of New York is the trustee. You only may acquire, hold or transfer Market 2000+ HOLDRS in a round-lot amount of 100 Market 2000+ HOLDRS or round-lot multiples. Market 2000+ HOLDRS are separate from the underlying deposited common stocks or American depositary shares that are represented by the Market 2000+ HOLDRS. For a list of the names and the number of shares of the companies that are represented by a Market 2000+ HOLDR, see "Highlights of Market 2000+ HOLDRS - The Market 2000+ HOLDRS" starting on page 8. The Market 2000+ HOLDRS Trust will issue Market 2000+ HOLDRS on a continuous basis.


     Investing in Market 2000+ HOLDRS involves significant risks. See "Risk Factors" starting on page 4.

     Market 2000+ HOLDRS are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Market 2000+ HOLDRS are not interests in the Bank of New York, as trustee. Please see "Description of the Depositary Trust Agreement" in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.


     The Market 2000+ HOLDRS are listed on the American Stock Exchange under the symbol "MKH." On February 15, 2006, the last reported sale price of the Market 2000+ HOLDRS on the American Stock Exchange was $53.99.


                                 ______________

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                 ______________


                The date of this prospectus is February 16, 2006.




 "HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of Merrill Lynch & Co., Inc.

                                TABLE OF CONTENTS

                                                                            Page


SUMMARY........................................................................3
RISK FACTORS...................................................................4
HIGHLIGHTS OF MARKET 2000+ HOLDRS..............................................8
THE TRUST.....................................................................15
DESCRIPTION OF MARKET 2000+ HOLDRS............................................15
DESCRIPTION OF THE UNDERLYING SECURITIES......................................16
DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT.................................18
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.................................21
ERISA CONSIDERATIONS..........................................................26
PLAN OF DISTRIBUTION..........................................................26
LEGAL MATTERS.................................................................26
WHERE YOU CAN FIND MORE INFORMATION...........................................27



                           _________________________

     This prospectus contains information you should consider when making your investment decision. With respect to information about Market 2000+ HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Market 2000+ HOLDRS in any jurisdiction where the offer or sale is not permitted.

     The Market 2000+ HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to "United States Federal Income Tax Consequences--Non-U.S. receipt holders" and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Market 2000+ HOLDRS or of the underlying securities through an investment in the Market 2000+ HOLDRS.

                                     SUMMARY


     The Market 2000+ HOlding Company Depositary ReceiptS or HOLDRS trust was formed under the depositary trust agreement, dated as of July 26, 2000, among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Market 2000+ HOLDRS, and was amended on August 18, 2000. The trust is not a registered investment company under the Investment Company Act of 1940.

     The trust currently holds shares of common stock or American depositary shares issued by 55 specified companies that are currently listed on the New York Stock Exchange or the American Stock Exchange or quoted on the Nasdaq National Market System.


     At the time of the initial offering on August 29, 2000, the Market 2000+ HOLDRS consisted of shares of common stock or American depositary shares of 50 specified companies that were generally considered to be among the largest companies whose common stock or American depositary shares were listed for trading on the New York Stock Exchange or the American Stock Exchange or quoted on the Nasdaq National Market System, as measured in terms of worldwide market capitalization on July 7, 2000. The market capitalization of a company is determined by multiplying the market price of its securities by the number of its outstanding securities. See "Highlights of Market 2000+ HOLDRS--Reconstitution events" and "Highlights of Market 2000+ HOLDRS--Rights relating to the underlying securities" for a discussion of how common stocks or American depositary shares of companies who are not the 50 largest as measured in terms of worldwide market capitalization are included in the trust. The number of shares of each company's common stock or American depositary shares currently held by the trust with respect to each round-lot of Market 2000+ HOLDRS is specified under "Highlights of Market 2000+ HOLDRS--The Market 2000+ HOLDRS." This group of common stocks or American depositary shares, and the securities of any company that may be added to the Market 2000+ HOLDRS, are collectively referred to in this prospectus as the securities or the underlying securities. The number of companies in the Market 2000+ HOLDRS may change as a result of reconstitution events, distributions of securities by underlying issuers, or other events.


     The Market 2000+ HOLDRS are separate from the underlying common stocks or American depositary shares that are represented by the Market 2000+ HOLDRS. On February 14, 2006, there were 896,000 Market 2000+ HOLDRS outstanding.

                                  RISK FACTORS

     An investment in Market 2000+ HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Market 2000+ HOLDRS.

General Risk Factors

     o Loss of investment. Because the value of Market 2000+ HOLDRS directly relates to the value of the underlying securities, you may lose all or a substantial portion of your investment in the Market 2000+ HOLDRS if the underlying securities decline in value.

     o Discount trading price. Market 2000+ HOLDRS may trade at a discount to the aggregate value of the underlying securities.

     o Ownership of only fractional shares in the underlying securities. As a result of distributions of securities by companies included in the Market 2000+ HOLDRS or other corporate events, such as mergers, a Market 2000+ HOLDR may represent an interest in a fractional share of an underlying security. You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with other fractional shares of such underlying securities included in the HOLDR and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional share ownership in the underlying securities. In addition, if you surrender your Market 2000+ HOLDRS to receive the underlying securities and other property represented by your Market 2000+ HOLDRS, you will receive cash in lieu of your fractional shares. You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

     o Not necessarily consisting of the companies with the largest market capitalization. At the time of the initial offering on August 29, 2000, the companies included in the Market 2000+ HOLDRS were the 50 largest companies whose securities are traded on a U.S. stock market, as measured by worldwide market capitalization on July 7, 2000. One or more of the companies whose common stock or American depositary shares are included in the Market 2000+ HOLDRS may no longer have a market capitalization that is among the 50 companies with the largest market capitalization of companies whose securities are traded on a U.S. stock market. In addition, as a result of a merger, acquisition or stock distribution of one or more of the companies included in the Market 2000+ HOLDRS, the securities of a company that is not presently part of the Market 2000+ HOLDRS may be included in the Market 2000+ HOLDRS. In this case, the Market 2000+ HOLDRS may no longer consist solely of securities issued by companies with the largest market capitalization.

     o No investigation of underlying securities. The underlying securities initially included in the Market 2000+ HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of issuers with securities traded on a U.S. stock market, without regard for the value, price performance, volatility or investment merit of the underlying securities. The Market 2000+ HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their affiliates.

     o Concentration of investment. As a result of market fluctuations, reconstitution events, distributions of securities by an underlying issuer or other events which may result in the distribution of securities from, or the inclusion of additional securities in the Market 2000+ HOLDRS, an investment in Market 2000+ HOLDRS may represent a concentrated investment in one or more of the underlying securities or one or more industries. A concentrated investment will reduce the diversification of the Market 2000+ HOLDRS and increase your exposure to the risks of concentrated investments.

     o Conflicting investment choices. In order to sell one or more of the underlying securities individually or to participate in a tender offer relating to one or more of the underlying securities or any form of stock repurchase program by an issuer of an underlying security, you will be required to cancel your Market 2000+ HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Market 2000+ HOLDRS will allow you to sell the individual underlying securities or to deliver the individual underlying securities in a tender offer or any form of stock repurchase program. The cancellation of Market 2000+ HOLDRS will involve payment of a cancellation fee to the trustee.

     o Trading halts. Trading in Market 2000+ HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in Market 2000+ HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in the Market 2000+ HOLDRS, you will not be able to trade Market 2000+ HOLDRS and you will only be able to trade the underlying securities if you cancel your Market 2000+ HOLDRS and receive each of the underlying securities, even though there is trading in some of the underlying securities.


     o Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the Market 2000+ HOLDRS. If the Market 2000+ HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Market 2000+ HOLDRS are listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Market 2000+ HOLDRS are delisted. There are currently 55 companies whose securities are included in the Market 2000+ HOLDRS.


     o Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in the Market 2000+ HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may engage in investment banking or may provide services for issuers of the underlying securities.

     o Delays in distributions. The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution. However, you may receive such cash or other distributions later than you would if you owned the underlying securities outside of the Market 2000+ HOLDRS. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to Companies Included in the Market 2000+ HOLDRS

     o The stock prices of some of the companies included in the Market 2000+ HOLDRS have been and will likely continue to be extremely volatile, which will directly affect the price volatility of the Market 2000+ HOLDRS, and you could lose all or a substantial part of your investment. The trading prices of the securities of some companies included in the Market 2000+ HOLDRS have been extremely volatile. These stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

               o    general market fluctuations;

               o actual or anticipated variations in companies' quarterly operating results;

               o announcements of technological innovations by competitors of the companies included in the Market 2000+ HOLDRS;

               o    changes in financial estimates by securities analysts;

               o legal or regulatory developments affecting the companies included in the Market 2000+ HOLDRS or in the industries in which they operate;

               o announcements by competitors of the companies included in the Market 2000+ HOLDRS of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

               o    departures of key personnel; and

               o    difficulty in obtaining additional financing.

          In addition, the trading prices of some of the companies included in the Market 2000+ HOLDRS have experienced extreme price and volume fluctuations in recent months. These fluctuations may be unrelated or disproportionate to the operating performance of these companies. The valuations of many of the underlying stocks are high when measured by conventional valuation standards such as price to earnings and price to sales ratios. Some of the companies do not or in the future might not have earnings. As a result, these trading prices may decline substantially and valuations may not be sustained. Any negative change in the publics' perception of the prospects of the underlying companies, generally, could depress their stock prices regardless of the companies' results. Other broad market and industry factors may decrease the stock price of the underlying stocks, regardless of their operating results. Market fluctuations, as well as general political and economic conditions such as recession, war or interest rate or currency rate fluctuations, also may decrease the market price of these stocks.


          As a result of fluctuations in the trading prices of the companies included in the Market 2000+ HOLDRS, the trading price of Market 2000+ HOLDRS has fluctuated significantly. The initial offering price of a Market 2000+ HOLDR on August 29, 2000 was $97.55 and during 2005, the price of a Market 2000+ HOLDR has reached a high of $56.50 and a low of $52.15.


     o The international operations of some domestic and foreign companies included in the Market 2000+ HOLDRS expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. Some domestic and foreign companies included in the Market 2000+ HOLDRS have international operations, which are essential parts of their businesses. The risks of international business that these companies are exposed to include the following:

               o    general economic, social and political conditions;

               o the difficulty of enforcing intellectual property rights, agreements and collecting receivables through certain foreign legal systems;

               o differing tax rates, tariffs, exchange controls or other similar restrictions;

               o    currency fluctuations;

               o changes in, and compliance with, domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions; and

               o reduction in the number or capacity of personnel in international markets.

     o It may be impossible to initiate legal proceedings or enforce judgments against some of the companies included in the Market 2000+ HOLDRS. Some of the companies included in the Market 2000+ HOLDRS are incorporated under the laws of a jurisdiction other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be impossible to effect service of process within the United States on some of the companies included in the Market 2000+ HOLDRS or enforce judgments made against them in courts in the United States based on the civil liability provisions of the securities laws of the United States. In addition, awards of punitive damages obtained in courts in the United States may not be enforceable in foreign countries.

     o Potential voting impediments may exist with respect to the ownership of American depositary shares included in the Market 2000+ HOLDRS. Holders of American depositary shares, including those included in the Market 2000+ HOLDRS, may only exercise voting rights with respect to the securities represented by American depositary shares in accordance with the provisions of deposit agreements entered into in connection with the issuance of the American depositary shares. These deposit agreements may not permit holders of American depositary shares to exercise voting rights that attach to the securities underlying the American depositary shares without the issuer first instructing the depositary to send voting information to the holder of the American depositary share. Also, holders of American depositary shares may not exercise voting rights unless they take a variety of steps, which include registration in the share registry of the company that has issued the securities underlying the American depositary shares. The cumulative effect of these steps may make it impractical for holders of American depositary shares to exercise the voting rights attached to the underlying securities.

     o Many of the companies included in the Market 2000+ HOLDRS are companies which are involved in the technology and telecommunications industries and are subject to the risks associated with an investment in companies in those industries. The valuations of many technology and telecommunications companies are extraordinarily high based on conventional valuation standards such as price to earnings ratio. As a result, the valuations of companies in these industries, and the trading prices for their stock, may not be sustained. In addition, a company which operates in these industries is exposed to other risks which include the following:

               o the need to keep pace with rapid technological change in order to remain competitive and to prevent the obsolescence of their products and services;

               o    an inability to adequately protect proprietary rights;

               o changes in the regulatory environment in which telecommunications companies operate that could affect their ability to offer new or existing products and services; and

               o the need to create and employ new technologies and to offer new services derived from these new technologies to remain competitive.

               An investment in the Market 2000+ HOLDRS may be particularly vulnerable to these risks because of the significant number of technology and telecommunications companies included in the Market 2000+ HOLDRS.

          o Companies whose securities are included in the Market 2000+ HOLDRS may need additional financing, which may be difficult to obtain. Failure to obtain necessary financing or doing so on unattractive terms could adversely affect development and marketing efforts and other operations of companies whose securities are included in Market 2000+ HOLDRS. Companies whose securities are included in the Market 2000+ HOLDRS may need to raise additional capital in order to fund the continued development and marketing of their products or to fund strategic acquisitions or investments. Their ability to obtain additional financing will depend on a number of factors, including market conditions, operating performance and investor interest. These factors may make the timing, amount, terms and conditions of any financing unattractive. If adequate funds are not available or are not available on acceptable terms, companies whose securities are included in the Market 2000+ HOLDRS may have to forego strategic acquisitions or investments, reduce or defer their development activities, or delay their introduction of new products and services. Any of these actions may reduce the market price of the underlying securities in the Market 2000+ HOLDRS.

                        HIGHLIGHTS OF MARKET 2000+ HOLDRS


     This discussion highlights information regarding Market 2000+ HOlding Company Depositary ReceiptS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Market 2000+ HOLDRS.


Issuer.............  Market 2000+ HOLDRS Trust.

The Trust .........  The Market 2000+ HOLDRS Trust was formed under the depositary trust agreement, dated as of July 26, 2000, among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Market 2000+ HOLDRS, and was amended on August 18, 2000. The trust is not a registered investment company under the Investment Company Act of 1940.

Initial depositor... Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Trustee ............ The Bank of New York, a New York state-chartered banking organization, is the trustee and receives compensation as set forth in the depositary trust agreement. The trustee is responsible for receiving deposits of underlying securities and delivering Market 2000+ HOLDRS representing the underlying securities issued by the trust. The trustee holds the underlying securities on behalf of the holders of Market 2000+ HOLDRS.

Purpose of
Market 2000+

HOLDRS............. Market 2000+ HOLDRS are designed to achieve the following:

                    Diversification. Market 2000+ HOLDRS are designed to allow you to diversify your investments by holding the securities of companies that are traded on a U.S. stock market, through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities. At the time of the initial offering on August 29, 2000, the Market 2000+ HOLDRS consisted of the securities of the largest companies whose common stock or American depositary shares were traded on a U.S. stock market, as measured by worldwide market capitalization on July 7, 2000.

                    Flexibility. The beneficial owners of Market 2000+ HOLDRS have undivided beneficial ownership interests in each of the underlying securities represented by the Market 2000+ HOLDRS, and can cancel their Market 2000+ HOLDRS to receive each of the underlying securities represented by the Market 2000+ HOLDRS.

                    Transaction costs. The expenses associated with buying and selling Market 2000+ HOLDRS are expected to be less than buying and selling each of the underlying securities in a traditional brokerage account with transaction-based charges.

Trust assets....... The trust holds shares of securities issued by specified companies that, when initially selected, were the largest companies with securities traded on a U.S. stock market, as measured in terms of worldwide market capitalization on July 7, 2000. Except when a reconstitution event, distribution of securities by an underlying issuer or other event occurs, the underlying securities will not change and the securities of a new company will not be added to the securities underlying the Market 2000+ HOLDRS. Reconstitution events are described in this prospectus under the heading "Description of the Depositary Trust

                    Agreement--Distributions" and "Description of the Depositary Trust Agreement--Reconstitution events." There are currently 55 companies included in the Market 2000+ HOLDRS.

                    The trust's assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.


The Market 2000+
HOLDRS............. The trust has issued, and may continue to issue, Market
                    2000+ HOLDRS that represent an undivided beneficial ownership interest in the shares of U.S.-traded securities that are held by the trust. The Market 2000+ HOLDRS themselves are separate from the underlying securities that are represented by the Market 2000+ HOLDRS.

                    The following chart provides the


                    o names of the 55 issuers of the underlying securities represented by a Market 2000+ HOLDR,


                    o    stock ticker symbols,

                    o share amounts currently represented by a round-lot of 100 Market 2000+ HOLDRS, and

                    o principal U.S. market on which the underlying securities represented by the Market 2000+ HOLDRS are traded.



                                                                         Share         Primary Trading
                   Name of Company(1)(2)                  Ticker        Amounts            Market
      ---------------------------------------------     ---------    --------------   ------------------
      Agere Systems Inc.                                    AGR       0.110136986           NYSE
      American International Group, Inc.                    AIG            2                NYSE
      Astrazeneca p.l.c. *                                  AZN            4                NYSE
      AT&T Inc.(2)                                           T           4.9353             NYSE
      AVAYA Inc.                                            AV           0.3333             NYSE
      BellSouth Corporation                                 BLS            5                NYSE
      BP p.l.c. *                                           BP             3                NYSE
      Bristol-Myers Squibb Company                          BMY            3                NYSE
      BT Group p.l.c.                                       BT             2                NYSE
      CBS Corporation(3)                                    CBS           1.5               NYSE
      Cisco Systems, Inc.                                  CSCO            3               NASDAQ
      Citigroup Inc.                                         C             3                NYSE
      The Coca-Cola Company                                 KO             3                NYSE
      Comcast Corporation                                  CMCSA         1.941             NASDAQ
      Dell Inc.                                            DELL            5               NASDAQ
      Deutsche Telekom AG *                                 DT             5                NYSE
      Eli Lilly and Company                                 LLY            2                NYSE
      EMC Corporation                                       EMC            2                NYSE
      Exxon Mobil Corporation                               XOM            4                NYSE
      France Telecom *                                      FTE            2                NYSE
      General Electric Company                              GE             3                NYSE
      GlaxoSmithKline p.1.c.                                GSK            3                NYSE
      Hewlett-Packard Company                               HPQ            4                NYSE
      Home Depot, Inc.                                      HD             4                NYSE
      Intel Corporation                                    INTC            2               NASDAQ
      International Business Machines Corporation           IBM            2                NYSE
      JDS Uniphase Corporation                             JDSU            2               NASDAQ
      Johnson & Johnson                                     JNJ            4                NYSE
      LM Ericsson Telephone Company *                      ERICY          0.9              NASDAQ
      Lucent Technologies Inc.                              LU             4                NYSE


      McDATA Corporation                                   MCDTA         0.0736            NASDAQ
      Medco Health Solutions                                MHS          0.3618             NYSE
      Merck & Co., Inc.                                     MRK            3                NYSE
      Microsoft Corporation                                MSFT            6               NASDAQ
      Morgan Stanley                                        MWD            2                NYSE
      Nippon Telegraph and Telephone Corporation *          NTT            3                NYSE
      Nokia Corp. *                                         NOK            4                NYSE
      Nortel Networks Corporation                           NT             2                NYSE
      Novartis AG *                                         NVS            5                NYSE
      Oracle Corporation                                   ORCL            4               NASDAQ
      Pfizer Inc.                                           PFE            4                NYSE
      Qwest Communications International Inc.                Q             4                NYSE
      Sony Corporation *                                    SNE            2                NYSE
      Sun Microsystems, Inc.                               SUNW            4               NASDAQ
      Syngenta AG                                           SYT          1.0386             NYSE
      The St. Paul Travelers Companies Inc.                 STA          0.1715             NYSE
      Texas Instruments Incorporated                        TXN            3                NYSE
      Time Warner Inc.                                      TWX            6                NYSE
      Total S.A. *                                          TOT            2                NYSE
      Toyota Motor Corporation *                            TM             2                NYSE
      Verizon Communications                                VZ             4                NYSE
      Viacom Inc.(3)                                       VIAB           1.5               NYSE
      Vodafone Group p.l.c. *                               VOD            5                NYSE
      Wal-Mart Stores Inc.                                  WMT            4                NYSE
      Zimmer Holdings, Inc.                                 ZMH           0.3               NYSE



             ---------------
             *The securities of this non-U.S. company trade in the United States as American depositary receipts.


(1) Effective November 21, 2005, Royal Dutch Petroleum Company, a component of the Market 2000+ HOLDRS Trust, was delisted from trading on the NYSE. Shares of Royal Dutch Petroleum Company were distributed at the rate of 0.03 shares per 100 share round lot of Market 2000+ HOLDRS.

(2) The merger of SBC Communications, Inc (NYSE: "SBC") and AT&T Corp (NYSE:
"T"), both constituents of the Market 2000+ HOLDRS Trust, became effective on November 18, 2005. As a result, AT&T Corp. is no longer an underlying security of the Market 2000+ HOLDRS. For the 1.2 shares of AT&T Corp. per 100 share round lot of Market 2000+ HOLDRS, The Bank of New York received 0.935304 shares of SBC Communications. Effective November 21, 2005, SBC Communications Inc, an underlying constituent of the Market 2000+ HOLDRS Trust, changed its name and ticker symbol to AT&T Inc (NYSE: "T"). Creations of Market 2000+ HOLDRS will require a deposit of 4 shares of AT & T Inc per round lot of 100 Market 2000+ HOLDRS.

(3) On January 1, 2006, Viacom Inc. was separated into two companies, creating a new company named Viacom Inc. (or referred to as "New Viacom"), and the existing company was renamed "CBS Corporation" at the time of the separation. For the 3 shares of Viacom Inc. per 100 share round lot of Market 2000+ HOLDRSSM, The Bank of New York received 1.5 shares of Viacom Inc. (NYSE: "VIA.B") and 1.5 shares CBS Corp. (NYSE: "CBS").


                    At the time of the initial offering on August 29, 2000, the companies whose securities were included in the Market 2000+ HOLDRS generally were considered to be among the 50 largest and most liquid companies, measured by worldwide market capitalization on July 7, 2000, with securities traded on a U.S. stock market. The market capitalization of a company is determined by multiplying the market price of its securities by the number of its outstanding securities.

                    The trust only will issue and cancel, and you only may obtain, hold, trade or surrender Market 2000+ HOLDRS in a round-lot of 100 Market 2000+ HOLDRS and round-lot multiples. The trust will only issue Market 2000+ HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Market 2000+ HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Market 2000+ HOLDRS, the trust may require a minimum of more than one round-lot of 100 Market 2000+ HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Market 2000+ HOLDRS.

                    The number of outstanding Market 2000+ HOLDRS will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities. The trust will stand ready to issue additional Market 2000+ HOLDRS on a continuous basis when an investor deposits the required number of securities with the trustee.

Purchases.......... You may acquire Market 2000+ HOLDRS in two ways:

                    o through an in-kind deposit of the required number of shares of securities of the underlying issuers with the trustee, or

                    o through a cash purchase in the secondary trading market.

Issuance and
cancellation fees.. If you wish to create Market 2000+ HOLDRS by delivering to the trust the requisite number of securities represented by a round-lot of 100 Market 2000+ HOLDRS, The Bank of New York as trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Market 2000+ HOLDRS. If you wish to cancel your Market 2000+ HOLDRS and withdraw your underlying securities, The Bank of New York as trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Market 2000+ HOLDRS.

Commissions........ If you choose to deposit underlying securities in order to receive Market 2000+ HOLDRS, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker in addition to the issuance fee, charged by the trustee, described above.

Custody fees....... The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Market 2000+ HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by the trust. With respect to the aggregate custody fee payable in any calendar year for each Market 2000+ HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, the record date for which falls in such calendar year.

Rights relating to
Market 2000+
HOLDRS............. You have the right to withdraw the underlying securities upon request by delivering a round-lot or integral multiple of a round-lot of Market 2000+ HOLDRS to the trustee, during the trustee's business hours, and paying the cancellation fees, taxes and other charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of Market 2000+ HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell the fractional share in the market and the trust, in turn, will deliver cash in lieu of the fractional share. Except with respect to the right to vote for dissolution of the trust, the Market 2000+ HOLDRS themselves will not have voting rights.

Rights relating to
the underlying
securities......... Market 2000+ HOLDRS represents your beneficial ownership of the underlying securities. Owners of Market 2000+ HOLDRS have the same rights and privileges as if they owned the underlying securities beneficially in street name outside of Market 2000+ HOLDRS. These include the right to instruct the trustee to vote the underlying securities, to receive any dividends and other distributions on the underlying securities that are declared and paid to the trustee by an issuer of an underlying security, the right to pledge Market 2000+ HOLDRS and the right to surrender Market 2000+ HOLDRS to receive the underlying securities and other property then represented by the Market 2000+ HOLDRS. Market 2000+ HOLDRS does not change your beneficial ownership in the underlying securities under United States federal securities laws, including sections 13(d) and 16(a) of the Exchange Act. As a result, you have the same obligations to file insider trading reports that you would have if you held the underlying securities outside of Market 2000+ HOLDRS. However, due to the nature of Market 2000+ HOLDRS, you will not be able to participate in any dividend reinvestment program of an issuer of underlying securities unless you cancel your Market 2000+ HOLDRS (and pay the applicable fees) and receive all of the underlying securities.

                    A holder of Market 2000+ HOLDRS is not a registered owner of the underlying securities. In order to become a registered owner, a holder of Market 2000+ HOLDRS would need to surrender their Market 2000+ HOLDRS, pay the applicable fees and expenses, receive all of the underlying securities and follow the procedures established by the issuers of the underlying securities for registering their securities in the name of such holder.

                    You retain the right to receive any reports and communications that the issuers of underlying securities are required to send to beneficial owners of their securities. As such, you will receive such reports and communications from the broker through which you hold your Market 2000+ HOLDRS in the same manner as if you beneficially owned your underlying securities outside of Market 2000+ HOLDRS in "street name" through a brokerage account. The trustee will not attempt to exercise the right to vote that attaches to, or give a proxy with respect to, the underlying securities other than in accordance with your instructions.

                    The depositary trust agreement entitles you to receive, subject to certain limitations and net of any fees and expenses of the trustee, any distributions of cash (including dividends), securities or property made with respect to the underlying securities. However, any distribution of securities by an issuer of underlying securities will be deposited into the trust and will become part of the underlying securities unless the distributed securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights may be distributed to you, may be disposed of for your benefit, or may lapse.

                    There may be a delay between the time any cash or other distribution is received by the trustee with respect to the underlying securities and the time such cash or other distributions are distributed to you. In addition, you are not entitled to any interest on any distribution by reason of any delay in distribution by the trustee. If any tax or other governmental charge becomes due with respect to Market 2000+ HOLDRS or any underlying securities, you will be responsible for paying that tax or governmental charge.

                    If you wish to participate in a tender offer for any of the underlying securities, or any form of stock repurchase program by an issuer of an underlying security, you must surrender your Market 2000+ HOLDRS (and pay the applicable fees and expenses) and receive all of your underlying securities in exchange for your Market 2000+ HOLDRS. For specific information about obtaining your underlying securities, you should read the discussion under the caption "Description of the Depositary Trust Agreement--Withdrawal of Underlying Securities."


Ownership rights
in fractional
shares in the
underlying
securities......... As a result of distributions of securities by companies included in the Market 2000+ HOLDRS or other corporate events, such as mergers, a Market 2000+ HOLDR may represent an interest in a fractional share of an underlying security. You are entitled to receive distributions proportionate to your fractional shares.

                    In addition, you are entitled to receive proxy materials and other shareholder communications and you are entitled to exercise voting rights proportionate to your fractional shares. The trustee will aggregate the votes of all of the share fractions represented by Market 2000+ HOLDRS and will vote the largest possible number of whole shares. If, after aggregation, there is a fractional remainder, this fraction will be ignored, because the issuer will only recognize whole share votes. For example, if 100,001 round-lots of 100 Market 2000+ HOLDRS are outstanding and each round-lot of 100 Market 2000+ HOLDR represents 1.75 shares of an underlying security, there will be 175,001.75 votes of the underlying security represented by Market 2000+ HOLDRS. If holders of 50,000 round-lots of 100 Market 2000+ HOLDRS vote their underlying securities "yes" and holders of 50,001 round-lots of 100 Market 2000+ HOLDRS vote their underlying securities "no", there will be 87,500 affirmative votes and 87,501.75 negative votes. The trustee will ignore the .75 negative votes and will deliver to the issuer 87,500 affirmative votes and 87,501 negative votes.

Reconstitution
events............. The depositary trust agreement provides for the automatic distribution of underlying securities from the Market 2000+ HOLDRS to you in the following four circumstances:

                    A. If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Market 2000+ HOLDRS.

                    B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Market 2000+ HOLDRS.

                    C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company or the securities received in exchange for the securities of the underlying issuer whose securities cease to be outstanding to the beneficial owners of Market 2000+ HOLDRS, unless the consideration received consists of securities that are listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. In this case, the securities received will be treated as additional underlying securities and will be deposited into the trust.

                    D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the securities are delisted.

                    To the extent a distribution of underlying securities from the Market 2000+ HOLDRS is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event. However, any distribution of securities that are listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System will be deposited into the trust and will become part of the Market 2000+ HOLDRS.

Termination events..A.  The Market 2000+ HOLDRS are delisted from the American
                        Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Market 2000+ HOLDRS are delisted.

                    B. The trustee resigns and no successor trustee is appointed within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign.

                    C. Beneficial owners of at least 75% of outstanding Market 2000+ HOLDRS vote to dissolve and liquidate the trust.

                    If a termination event occurs, the trustee will distribute the underlying securities as promptly as practicable after the termination event.

                    Upon termination of the depositary trust agreement and prior to distributing the underlying securities to you, the trustee will charge you a cancellation fee of up to $10.00 per round-lot of 100 Market 2000+ HOLDRS surrendered, along with any taxes or other governmental charges, if any.

United States
federal income
tax
consequences....... The United States federal income tax laws will treat a U.S.
                    holder of Market 2000+ HOLDRS as directly owning the underlying securities. The Market 2000+ HOLDRS themselves will not result in any United States federal tax consequences separate from the tax consequences associated with ownership of the underlying securities.


Listing............ The Market 2000+ HOLDRS are listed on the American Stock
                    Exchange under the symbol "MKH." On February 15, 2006, the last reported sale price of the Market 2000+ HOLDRS on the American Stock Exchange was $53.99.


Trading............ Investors are only able to acquire, hold, transfer and surrender a round-lot of 100 Market 2000+ HOLDRS. Bid and ask prices, however, are quoted per single Market 2000+ HOLDRS.

Clearance
and settlement..... Market 2000+ HOLDRS have been issued in book-entry form.
                    Market 2000+ HOLDRS are evidenced by one or more global certificates that the trustee has deposited with The Depository Trust Company, referred to as DTC. Transfers within DTC will be in accordance with DTC's usual rules and operating procedures. For further information see "Description of Market 2000+ HOLDRS."

                                   THE TRUST

     General. This discussion highlights information about the Market 2000+ HOLDRS Trust. You should read this information, information about the depositary trust agreement as well as the depositary trust agreement and the amendment to the depositary trust agreement before you purchase Market 2000+ HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the Depositary Trust Agreement."

     The Market 2000+ HOLDRS Trust. The trust was formed pursuant to the depositary trust agreement, dated as of July 26, 2000. The depositary trust agreement was amended on August 18, 2000. The Bank of New York is the trustee. The Market 2000+ HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

     The Market 2000+ HOLDRS Trust is intended to hold deposited shares for the benefit of owners of Market 2000+ HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040, or earlier if a termination event occurs.

                       DESCRIPTION OF MARKET 2000+ HOLDRS

     The trust has issued Market 2000+ HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the Depositary Trust Agreement." The trust may issue additional Market 2000+ HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

     You may only acquire, hold, trade and surrender Market 2000+ HOLDRS in a round-lot of 100 Market 2000+ HOLDRS and round-lot multiples. The trust will only issue Market 2000+ HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Market 2000+ HOLDRS. In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Market 2000+ HOLDRS, the trust may require a minimum of more than one round-lot of 100 Market 2000+ HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Market 2000+ HOLDRS.

     Market 2000+ HOLDRS will represent your individual and undivided beneficial ownership interest in the specified underlying securities. The companies selected as part of this receipt program are listed above in the section entitled "Highlights of Market 2000+ HOLDRS--The Market 2000+ HOLDRS."

     Beneficial owners of Market 2000+ HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities in "street name" outside of the trust. These include the right of investors to instruct the trustee to vote the securities, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Market 2000+ HOLDRS to receive the underlying securities. See "Description of the Depositary Trust Agreement." Market 2000+ HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

     The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Market 2000+ HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Market 2000+ HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Market 2000+ HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the Depositary Trust Agreement--Withdrawal of underlying securities."

     Market 2000+ HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC. Market 2000+ HOLDRS are available only in book-entry form. Owners of Market 2000+ HOLDRS hold their Market 2000+ HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

     Selection criteria. The underlying securities of the Market 2000+ HOLDRS were, when the Market 2000+ HOLDRS were initially issued on August 29, 2000, the common stocks and American depositary shares of a group of 50 specified companies that, at the time of selection, were among the largest companies whose securities were traded on a U.S. stock market, as measured in terms of worldwide market capitalization on July 7, 2000. The market capitalization of a company is determined by multiplying the market price of its securities by the number of its outstanding securities.

     Due to distributions of securities by underlying issuers, reconstitution events or other events, one or more of the issuers of the underlying securities may no longer have a market capitalization which ranks among the 50 companies with the largest market capitalization whose securities are traded on a U.S. stock market. In this case, the Market 2000+ HOLDRS may consist of securities issued by companies that do not have the largest market capitalization. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security continues to have a leading market capitalization and will undertake to make adequate disclosure when necessary.

     Underlying securities. For a list of the underlying securities represented by Market 2000+ HOLDRS, please refer to "Highlights of Market 2000+ HOLDRS--The Market 2000+ HOLDRS." If the underlying securities change because of a reconstitution event, a distribution of securities by an underlying issuer or other event, a revised list of underlying securities will be set forth in a prospectus supplement and filed with the SEC on a periodic basis.

     No investigation. The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies. Accordingly, before you acquire Market 2000+ HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk Factors" and "Where You Can Find More Information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their affiliates.

     General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see "Annex A."

     The following table and graph set forth the composite performance of all 55 of the currently underlying securities represented by a single Market 2000+ HOLDR, measured on January 30, 1998 and thereafter as of the end of each month through February 14, 2006. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.




                      Closing                       Closing                       Closing                     Closing
        1998           Price           1999          Price           2000          Price          2001         Price
       ------         -------         ------       ---------        ------        -------        ------       --------
January 30........     43.01   January 29.......     66.99   January 31........    85.32   January 31.......      74.17
February 27.......     45.85   February 26......     65.17   February 29.......    87.05   February 28......      64.79
March 31..........     48.02   March 31.........     68.47   March 31..........    94.02   March 30.........      61.29
April 30..........     49.44   April 30..........    69.22   April 28..........    89.54   April 30.........      66.56
May 29............     48.23   May 28............    67.25   May 31............    84.51   May 31...........      64.86
June 30...........     51.92   June 30...........    71.58   June 30...........    89.42   June 29..........      62.38
July 31...........     52.83   July 30...........    69.98   July 31...........    85.78   July 31..........      61.51
August 31.........     46.05   August 31.........    70.43   August 31.........    87.80   August 31........      56.23
September 30......     49.39   September 30......    71.28   September 29......    81.65   September 28.....      53.69
October 30........     53.34   October 29........    77.60   October 31........    80.01   October 31.......      54.39
November 30.......     57.03   November 30.......    82.89   November 30.......    73.08   November 30......      57.38
December 31.......     62.38   December 31.......    90.95   December 29.......    71.22   December 31......      57.00







                      Closing                       Closing                       Closing                     Closing
        2002           Price         2003            Price         2004            Price        2005           Price
       -----          -------       -----           --------      ------          -------      -----          ---------
January 31........     55.13   January 31.....       41.29   January 30........     52.32   January 31...         51.19
February 28.......     54.30   February 28....       40.16   February 27.......     52.48   February 28..         52.49
March 28..........     55.17   March 31.......       40.62   March 31.......        51.23   March 31.....         51.24
April 30..........     50.18   April 30..........    43.94   April 30..........     50.54   April 29.........     50.54
May 31............     49.52   May 30............    45.66   May 28............     50.66   May 31...........     51.20
June 28...........     46.11   June 30...........    46.13   June 30...........     51.06   June 30..........     50.82
July 31...........     42.58   July 31...........    45.85   July 30...........     49.60   July 29..........     52.36
August 30.........     42.44   August 29.........    46.11   August 31.........     49.55   August 31........     52.03
September 30......     37.76   September 30......    46.15   September 30......     49.38   September 30.....     52.57
October 31........     42.81   October 31........    48.28   October 29........     50.12   October 31.......     51.45
November 29.......     45.64   November 28.......    48.53   November 30.......     51.23   November 30......     52.07
December 31.......     42.52   December 31.......    51.43   December 31.......     52.96   December 30......     52.69





                        Closing
        2006             Price
       ------          ---------
January 31........        54.04
February 14.......        54.11



                                [GRAPHIC OMITTED]

                  DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

     General. The depositary trust agreement, dated as of July 26, 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Market 2000+ HOLDRS, provides that Market 2000+ HOLDRS will represent an owner's undivided beneficial ownership interest in the securities of the underlying companies. The depositary trust agreement was amended on August 18, 2000 to modify the reconstitution events, described below.

     The trustee. The Bank of New York serves as trustee for the Market 2000+ HOLDRS. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in New York City, New Jersey and Connecticut, and provides a comprehensive range of corporate and personal trust, securities processing and investment services. In addition, The Bank of New York acts as depositary for some foreign issuers whose American depositary shares are included in the Market 2000+ HOLDRS.

     Issuance, transfer and surrender of Market 2000+ HOLDRS. You may create and cancel Market 2000+ HOLDRS only in round-lots of 100 Market 2000+ HOLDRS. You may create Market 2000+ HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Market 2000+ HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Market 2000+ HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Market 2000+ HOLDRS, the trust may require a minimum of more than one round-lot of 100 Market 2000+ HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Market 2000+ HOLDRS. Similarly, you must surrender Market 2000+ HOLDRS in integral multiples of 100 Market 2000+ HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Market 2000+ HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

     Voting rights. You will receive proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

     Under the depositary trust agreement, any beneficial owner of Market 2000+ HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning Market 2000+ HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

     Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Market 2000+ HOLDRS if such securities are listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

     You will be obligated to pay any tax or other charge that may become due with respect to Market 2000+ HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Market 2000+ HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Market 2000+ HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

     Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

     Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

     Withdrawal of underlying securities. You may surrender your Market 2000+ HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Market 2000+ HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Market 2000+ HOLDRS.

     Further issuances of Market 2000+ HOLDRS. The depositary trust agreement provides for further issuances of Market 2000+ HOLDRS on a continuous basis without your consent.

     Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities to you in the following four circumstances:

          A. If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Market 2000+ HOLDRS.

          B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Market 2000+ HOLDRS.

          C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation or other corporate combination, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Market 2000+ HOLDRS, unless the consideration received is securities that are listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. In such case, the securities received will be treated as additional underlying securities and will be deposited into the trust.

          D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date such securities are delisted.

     To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

     As provided in the amendment to the depositary trust agreement, securities of a new company will be added to the Market 2000+ HOLDRS as a result of a distribution of securities by an underlying issuer or where an event occurs, such as a merger, where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. It is anticipated that most distributions or exchanges of securities will result in the inclusion of new securities in the Market 2000+ HOLDRS.

     Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed as initial depositor within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign. Upon termination, the beneficial owners of Market 2000+ HOLDRS will surrender their Market 2000+ HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Market 2000+ HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Market 2000+ HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Market 2000+ HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, vote to dissolve and liquidate the trust.

     If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

     Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Market 2000+ HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Market 2000+ HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Market 2000+ HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Market 2000+ HOLDRS.

     Issuance and cancellation fees. If you wish to create Market 2000+ HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Market 2000+ HOLDRS. If you wish to cancel your Market 2000+ HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Market 2000+ HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

     Commissions. If you choose to create Market 2000+ HOLDRS, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that are charged by your broker, whether it be a member of the selling group or another broker, in addition to the issuance fee described above.

     Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Market 2000+ HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Market 2000+ HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

     Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

     Governing law. The depositary trust agreement and the Market 2000+ HOLDRS are governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

     Duties and immunities of the trustee. The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Market 2000+ HOLDRS.

     The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee is liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee is not negligent in ascertaining the relevant facts.

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     1. General

     The following discussion represents the opinion of Shearman & Sterling LLP, our special U.S. federal income tax counsel, as to the principal U.S. federal income tax consequences relating to the Market 2000+ HOLDRS for:

     o    an individual who is a citizen or resident of the United States;


     o a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereon or the District of Columbia;


     o an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

     o a trust if either (i) it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person (a "U.S. receipt holder"); and


     o any individual, corporation, estate or trust that is not a U.S. receipt holder (a "non-U.S. receipt holder").


     If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds Market 2000+ HOLDRS, the tax treatment of the partnership and each partner will generally depend on the status of the partner and the activities of the partnership. Partnerships acquiring Market 2000+ HOLDRS, and partners in such partnerships, should consult their tax advisors.


     This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change or differing interpretations, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, such as (without limitation) tax-exempt entities, banks, dealers in securities, U.S. receipt holders whose functional currency is not the U.S. dollar, investors who acquire or hold any Market 2000+ HOLDRS as part of a conversion, straddle or other hedging transaction, certain former citizens and residents of the United States and persons subject to the alternative minimum tax.. In addition, this discussion generally is limited to investors who will hold the Market 2000+ HOLDRS as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Moreover, this discussion does not address Europe 2001 held by a partnership or other flow through entity. We recommend that you consult with your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.


     Taxation of the trust

     The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

     Taxation of Market 2000+ HOLDRS

     A receipt holder purchasing and owning Market 2000+ HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Market 2000+ HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

     Qualified dividend income received in respect of Market 2000+ HOLDRS by U.S. receipt holders who are individuals, trusts and estates will be eligible for U.S. federal income taxation at preferential rates. Qualified dividend income includes dividends received from domestic corporations and "qualified foreign corporations," as such term is defined below under "Special considerations with respect to underlying securities of foreign issuers." In order for such dividends to qualify for the preferential rates, specific minimum holding period requirements must be met, and for this purpose, a U.S. receipt holder's holding period with respect to an underlying security may be tolled for any period in which such holder has diminished its risk of loss in respect of such security by (for example) entering into a hedging transaction. Special rules apply to a U.S. receipt holder who leverages its investment in Market 2000+ HOLDRS. U.S. receipt holders that are corporations may be eligible for a dividend-received deduction in respect of dividends received from domestic corporations.

     A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Market 2000+ HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of Market 2000+ HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Market 2000+ HOLDRS. Similarly, with respect to sales of Market 2000+ HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Market 2000+ HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

     The distribution of any securities by the trust upon the surrender of Market 2000+ HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. Gain or loss with respect to fractional shares shall be computed by allocating a portion of the aggregate tax basis of the distributed securities to such fractional shares. The receipt holder's aggregate tax basis with respect to the distributed securities will be the same as when held through the trust, less any tax basis allocated to fractional shares. The receipt holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

     Brokerage fees and custodian fees

     The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Market 2000+ HOLDRS will reduce the amount realized with respect to the underlying securities.

     A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

     Special considerations with respect to underlying securities of foreign issuers

     If any of the underlying securities are securities of foreign issuers, the gross amount of any taxable cash distribution will not be eligible for the dividends received deduction generally allowed to corporate U.S. receipt holders.

     As discussed above, dividends received by certain U.S. receipt holders from an issuer of underlying securities that is a "qualified foreign corporation" will be eligible for U.S. federal income taxation at preferential rates. A qualified foreign corporation includes:

     o a foreign corporation that is eligible for the benefits of a comprehensive U.S. income tax treaty, which the Secretary of the Treasury determines to be satisfactory and that includes an exchange of information program,

     o a foreign corporation if the stock to which the dividend is paid is readily tradable on an established market in the United States, and

     o    a corporation that is incorporated in a possession of the United
          States

     but  will not include:

     o    a passive foreign investment company (as defined below),

     o a foreign personal holding company (as specially defined in the Code), or

     o    a foreign investment company (as specially defined in the Code).


     The foreign personal holding company rules and the foreign investment company rules have generally been repealed for taxable years of foreign corporations beginning after December 31, 2004.


     If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value (determined at the spot rate on the date of the payment) regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.


     Subject to certain conditions and limitations, any foreign tax withheld on dividends may be deducted from taxable income or credited against a U.S. receipt holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute "passive income" or, in the case of some U.S. holders, "financial services income." For taxable years beginning after December 31, 2006, the number of specific classes of income for which a separate limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated will be reduced to two types of income, "passive income" and "general income." In addition, dividends distributed by a foreign issuer that constitutes "financial services income" with respect to a U.S. Holder will be treated as constituting "general income." For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

     Dividends and distributions made by a foreign issuer may be subject to a foreign withholding tax. Some foreign issuers may make arrangements through which holders of their American depositary shares or global shares can apply for a refund of withheld taxes. With respect to these issuers, holders of Market 2000+ HOLDRS may be able to use these arrangements to apply for a refund of withheld taxes. In some cases, however, the holders of Market 2000+ HOLDRS may have to independently apply to a foreign tax authority for a refund of withheld taxes.

     Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a "passive foreign investment company" (a "PFIC"). The Initial Depositor is not aware that any of the foreign issuers of the underlying securities is currently a PFIC, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. The Initial Depositor will notify the trustee, who in turn will notify the receipt holders, if it becomes aware that any of the foreign issuers is a PFIC. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

     o    at least 75% of its gross income is "passive income;" or

     o on average at least 50% of the gross value of its assets is attributable to assets that produce "passive income" or are held for the production of passive income.

     Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.


     If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Market 2000+ HOLDRS or of the underlying securities or upon the receipt of "excess distributions." To avoid the interest charge provisions described in the preceding sentence, a U.S. receipt holder can make one of certain elections (to the extent available under specific rules) including an election to be taxed currently on its pro rata portion of the corporation's income, whether or not the income was distributed in the form of dividends or otherwise.


     Non-U.S. receipt holders


     A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. A non-U.S. receipt holder who wishes to claim a reduction in withholding under the benefit of an applicable tax treaty must comply with certification requirements. However, if that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder, then those dividends will be exempt from withholding tax, provided the holder complies with applicable certification and disclosure requirements.

     A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on any underlying securities of a foreign issuer, unless that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder.

     With respect to dividends of U.S. and any foreign issuers, a non-U.S. receipt holder's dividends that are effectively connected with a U.S. trade or business or dividends attributable to a permanent establishment, net of relevant deductions and credits, will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or dividends attributable to a permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a corporate non- U.S. receipt holder whose dividends are so effectively connected or attributable shall be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.


     A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service.

     A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Market 2000+ HOLDRS or of the underlying securities unless:

     o that gain is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder,

     o in the case of any gain realized by an individual non-U.S. receipt holder, the holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or


     o the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be "regularly traded on an established securities market" or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer. It is expected that the underlying securities are currently "regularly traded on an established securities market" although no assurances can be made that the securities will continue to be so traded.


     Effectively connected or attributable gains generally will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that non-U.S. receipt holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

     Backup withholding and information reporting

     Information returns will be filed with the Internal Revenue Service in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the receipts (or the underlying securities). If you are a non-corporate U.S. receipt holder, you will be subject to U.S. backup withholding tax at the applicable rate on these payments unless you provide your taxpayer identification number to the paying agent and comply with certain certification procedures. If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements. However, payments of dividends to non-U.S. receipt holders will be reported on Internal Revenue Service Form 1042-S even if such payments are not otherwise subject to the information reporting requirements.

     The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the Internal Revenue Service on a timely basis.

     The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder's or an issuer's particular facts and circumstances. We recommend that investors consult their own tax advisors.

                              ERISA CONSIDERATIONS

     Any plan fiduciary which proposes to have a plan acquire Market 2000+ HOLDRS should consult with its counsel with respect to the potential applicability of the prohibited transaction provisions of ERISA and the Internal Revenue Code to this investment, and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Market 2000+ HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

     In accordance with the depositary trust agreement, the trust issued Market 2000+ HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Market 2000+ HOLDRS. The trust delivered the initial distribution of Market 2000+ HOLDRS against deposit of the underlying securities in New York, New York on approximately February 11, 2001.

     Investors who purchase Market 2000+ HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account. We recommend that investors review the details of their brokerage accounts for details on applicable charges.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has from time to time provided investment banking and other financial services to certain of the issuers of the underlying securities and expects in the future to provide these services, for which they have received and will receive customary fees and commissions. Merrill Lynch, Pierce, Fenner & Smith Incorporated also may have served as counterparty in other transactions with certain of the issuers of the underlying securities.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Market 2000+ HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against certain civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Market 2000+ HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to these liabilities.

                                  LEGAL MATTERS

     Legal matters, including the validity of the Market 2000+ HOLDRS, were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of the Market 2000+ HOLDRS, by Shearman & Sterling LLP, New York, New York. Shearman & Sterling LLP, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Market 2000+ HOLDRS.

                       WHERE YOU CAN FIND MORE INFORMATION

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Market 2000+ HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.


     The registration statement is available over the Market 2000+ at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Exchange Act. The trust will file modified reports pursuant to the Securities Exchange Act of 1934.


     Because the securities of the issuers of the underlying securities are registered under the Securities Exchange Act of 1934, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. However, some of the issuers of the underlying securities are considered foreign issuers. The requirements for filing periodic financial and other information for foreign issuers differ from that of domestic issuers. In particular, foreign issuers are not required to file quarterly reports with the SEC and are not required to file periodic financial and other information on EDGAR. Therefore, this information may not be accessible through the SEC's Web site. Information regarding the issuers of the underlying securities may be also obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

     The trust and the selling group and its affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Market 2000+ HOLDRS. This prospectus relates only to Market 2000+ HOLDRS and does not relate to the common stock or other securities of the issuers of the underlying securities. We have not made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Market 2000+ HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the securities of the issuers of the underlying securities, and therefore the offering and trading prices of the Market 2000+ HOLDRS have been publicly disclosed.

                                     ANNEX A

     This annex forms an integral part of the prospectus.


     The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary U.S. trading market, of each of the underlying securities in each month during 2001, 2002, 2003, 2004 and 2005, through February 14, 2006. A table outlining the primary U.S. stock market on which the securities of the issuers are listed can be found on pages 9 and 10. The primary foreign stock markets on which the securities of the foreign issuers included in the Market 2000+ HOLDRS are listed are described below. An asterisk (*) denotes that no shares of the issuer were trading on a U.S. stock market during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.

                            AGERE SYSTEMS INC. (AGR)

     Agere Systems, Inc. provides advanced integrated circuit solutions for wireless data, high-density storage, personal connectivity and multi-service networking applications. It operates in two segments, Consumer Enterprise and Telecommunications. The Consumer Enterprise segment provides integrated circuit solutions for various end-user applications, such as hard disk drives, data-enabled mobile phones, and networking applications, as well as modem integrated solutions and computer input/output products. The Telecommunications segment focuses on the telecommunications network equipment market and provides integrated circuit solutions for wireless and wireline infrastructure.


              Closing              Closing              Closing             Closing             Closing             Closing
   2001        Price      2002      Price      2003      Price      2004     Price     2005      Price      2006      Price
----------    -------  ---------  --------  ---------   -------  ---------   ------  ---------  -------    --------  --------
January            *   January      51.20   January      17.70   January     38.50   January      14.40     January    12.41
February           *   February     40.00   February     16.10   February    38.80   February     16.40
March          61.90   March        38.90   March        16.00   March       32.10   March        14.30
April          70.00   April        42.40   April        17.90   April       22.60   April        11.70
May            70.00   May          31.20   May          24.40   May         25.40   May          13.60
June           73.00   June         14.00   June         23.30   June        23.00   June         12.00
July           55.30   July         19.00   July         28.10   July        12.40   July         11.19
August         51.00   August       15.90   August       30.20   August      12.10   August       11.32
September      41.40   September    11.00   September    30.70   September   10.50   September    10.41
October        46.00   October       8.70   October      34.80   October     12.10   October      10.40
November       51.60   November     13.80   November     35.40   November    13.70   November     13.18
December       56.90   December     14.40   December     30.50   December    13.70   December     12.90



The closing price on February 14, 2006 was $13.49.

                    AMERICAN INTERNATIONAL GROUP, INC. (AIG)



     American International Group, Inc. is a holding company that, through its subsidiaries, provides insurance and insurance-related activities in the United States and abroad. AIG's operations are conducted principally through four business segments: general insurance, life insurance, financial services and retirement savings and asset management. AIG's general insurance segment offers property and casualty insurance, and its life insurance segment offers individual and group life, payout annuities, endowment and accident, and health policies. AIG's financial services segment provides and engages in a range of financial products and services, including aircraft leasing, consumer and insurance premium financing, capital markets transactions and market-making activities. Its asset management segment's operations comprise various investment-related services and investment products, including institutional and retail asset management, broker dealer services, and spread-based investment business.


              Closing             Closing              Closing              Closing              Closing            Closing
   2001        Price     2002      Price      2003      Price      2004      Price      2005      Price     2006     Price
---------     -------  ---------  -------   ---------  --------  ---------  --------  ---------  -------   -------  --------
January        85.02   January      74.15   January      54.12   January      69.45   January     66.29    January    65.46
February       81.80   February     73.97   February     49.29   February     74.00   February    66.80
March          80.50   March        72.14   March        49.45   March        71.35   March       55.41
April          81.80   April        69.12   April        57.95   April        71.65   April       50.85
May            81.00   May          66.97   May          57.88   May          73.30   May         55.55
June           85.01   June         68.23   June         55.18   June         71.28   June        58.10
July           83.25   July         63.92   July         64.20   July         70.65   July        60.20
August         78.20   August       62.80   August       59.57   August       71.24   August      59.20
September      78.00   September    54.70   September    57.70   September    67.99   September   61.96
October        78.60   October      62.55   October      60.83   October      60.71   October     64.80
November       82.40   November     65.15   November     57.95   November     63.35   November    67.14
December       79.40   December     57.85   December     66.28   December     65.67   December    68.23

The closing price on February 14, 2006 was $68.39.



                            ASTRAZENECA P.L.C. (AZN)


     AstraZeneca p.l.c. is an international research-based pharmaceutical company engaged in the development, manufacture and marketing of prescription pharmaceutical products. AstraZeneca's product portfolio includes medicines to treat diseases such as cancer, gastrointestinal disorders, cardiovascular disease and respiratory and central nervous system disorders. AstraZeneca has strategic alliance with Cambridge Antibody Technology for discovering and developing human antibody therapeutics in inflammatory disorders. In addition, it also engages in research and development, manufacture, and marketing of medical devices and implants for use in healthcare. AstraZeneca has a collaboration agreement with Caprion Pharmaceuticals, Inc. focused on the discovery of targets for the treatment of prostate cancer. American depositary receipts evidencing American depositary shares of AstraZeneca are included in the Market 2000 + HOLDRS and are traded on the New York Stock Exchange. Shares of AstraZeneca also trade on the London International Stock Exchange.


              Closing              Closing              Closing             Closing             Closing             Closing
   2001        Price      2002      Price      2003      Price      2004     Price     2005      Price    2006       Price
-----------   -------  ---------   -------  ---------   -------  ---------  -------  --------   -------   --------  -------
January        44.41   January      46.99   January      34.34   January     48.27   January     37.60    January     48.64
February       46.25   February     50.98   February     32.12   February    48.62   February    39.74
March          48.25   March        49.59   March        34.31   March       46.73   March       39.53
April          47.52   April        46.55   April        39.87   April       47.85   April       43.95
May            47.82   May          43.72   May          41.24   May         46.90   May         42.52
June           46.75   June         41.00   June         40.77   June        45.64   June        41.26
July           50.45   July         36.59   July         40.22   July        44.92   July        45.44
August         48.50   August       29.15   August       39.65   August      46.53   August      46.12
September      46.70   September    30.57   September    43.40   September   41.13   September   47.10
October        45.11   October      37.55   October      47.68   October     41.20   October     44.90
November       45.45   November     37.84   November     45.95   November    39.39   November    46.05
December       46.60   December     35.09   December     48.38   December    36.39   December    48.60

The closing price on February 14, 2006 was $45.62.

                                  AT&T INC. (T)


     AT&T Inc., through its subsidiaries, provides telecommunication services in the United States and internationally. It provides Internet protocol-based communications services for businesses and hosting solutions and supporting services for small, medium, and enterprise businesses. Its services also include: Web services, broadband DSL, and long distance and local voice services; network integration and consulting; contact management services; directory publishing and advertising services; data and managed data services; wireless voice and data services; and a range of conferencing solutions for businesses. It was formerly known as Southwestern Bell Corp. and changed its name to SBC Communications, Inc. in 1995. Further, the company changed its name to AT&T, Inc. in November 2005, subsequent to the acquisition of AT&T Corp.


            Closing           Closing           Closing              Closing          Closing            Closing
   2001      Price    2002     Price    2003     Price    2004        Price   2005      Price    2006      Price
----------  -------  -------- -------   -------- -------  ---------  -------  -------- --------  -------- --------
January      48.35   January    37.45   January    24.44   January    25.50   January    23.76    January   25.95
February     47.70   February   37.84   February   20.80   February   24.01   February   24.06
March        44.63   March      37.44   March      20.06   March      24.54   March      23.69
April        41.25   April      31.06   April      23.36   April      24.90   April      23.80
May          43.05   May        34.29   May        25.46   May        23.70   May        23.38
June         40.06   June       30.50   June       25.55   June       24.25   June       23.75
July         45.03   July       27.66   July       23.36   July       25.34   July       24.45
August       40.91   August     24.74   August     22.46   August     25.79   August     24.08
September    47.12   September  20.10   September  22.25   September  25.95   September  23.97
October      38.11   October    25.66   October    23.98   October    25.26   October    23.85
November     37.38   November   28.50   November   23.28   November   25.17   November   24.91
December     39.17   December   27.11   December   26.07   December   25.77   December   24.49


The closing price on February 14, 2006 was $28.29.




                                 AVAYA INC. (AV)


     Avaya Inc. is a provider of communications systems, applications and services for businesses, governments, and educational institutions worldwide. Avaya enables enterprises to communicate with their customers, suppliers, partners, and employees through voice, Web, electronic mail, facsimile, Web chat sessions, and other forms of communication. It offers Internet protocol (IP) telephony systems, voice communications systems and multimedia contact center infrastructure and applications. It also provides global services that enable Avaya's customers to plan, design, implement, monitor, and manage their converged communications networks worldwide.


              Closing              Closing              Closing             Closing            Closing              Closing
   2001        Price      2002      Price      2003      Price      2004     Price     2005     Price      2006      Price
-----------   -------  ---------   -------  ---------   -------  ---------   -----   ---------  -------   --------- ---------
January        17.50   January       8.60   January       2.52   January     17.38   January     14.35    January     10.55
February       14.00   February      5.35   February      2.19   February    17.15   February    14.00
March          13.00   March         7.38   March         2.04   March       15.88   March       11.68
April          14.79   April         6.14   April         3.90   April       13.68   April        8.68
May            16.20   May           6.92   May           6.62   May         15.83   May          9.15
June           13.70   June          4.95   June          6.46   June        15.79   June         8.32
July           12.53   July          1.49   July          9.60   July        14.65   July        10.33
August         11.36   August        2.10   August       10.45   August      12.12   August      10.20
September       9.90   September     1.43   September    10.90   September   13.94   September   10.30
October         8.93   October       2.00   October      12.94   October     14.40   October     11.52
November       11.37   November      2.90   November     13.60   November    16.42   November    11.92
December       12.15   December      2.45   December     12.94   December    17.20   December    10.67


The closing price on February 14, 2006 was $10.29.

                           BELLSOUTH CORPORATION (BLS)


     BellSouth Corporation is a communications services company that provides voice, broadband data, and e-commerce solutions. It operates in three segments: communications, domestic wireless, and advertising and publishing. BellSouth provides wireline communications services and Internet services in the southeastern United States, wireless services for individual, business, and governmental users, and it also publishes telephone directories in the United States.


            Closing             Closing             Closing             Closing            Closing           Closing
   2001      Price      2002     Price      2003     Price      2004     Price     2005     Price    2006     Price
----------  --------  --------  --------- --------- --------  --------- -------- --------  -------- -------- --------
January        42.14  January      40.00  January      22.78  January     29.23  January     26.24  January     28.77
February       41.96  February     38.76  February     21.67  February    27.56  February    25.80
March          40.92  March        36.86  March        21.67  March       27.69  March       26.29
April          41.96  April        30.35  April        25.49  April       25.81  April       26.49
May            41.23  May          33.28  May          26.51  May         24.96  May         26.76
June           40.27  June         31.50  June         26.63  June        26.22  June        26.57
July           40.70  July         26.85  July         25.47  July        27.09  July        27.60
August         37.30  August       23.32  August       25.20  August      26.76  August      26.29
September      41.55  September    18.36  September    23.68  September   27.12  September   26.30
October        37.00  October      26.15  October      26.31  October     26.67  October     26.02
November       38.50  November     27.80  November     26.03  November    26.82  November    27.26
December       38.15  December     25.87  December     28.30  December    27.79  December    27.10


The closing price on February 14, 2006 was $30.50.



                                 BP P.L.C. (BP)


     BP p.l.c. is an oil and gas company that develops and markets oil and petroleum products throughout the world, is involved in oil and natural gas exploration, oil field development and engages in the management of crude oil and natural gas pipelines, processing and export terminals, and liquefied natural gas (LNG) processing facilities. American depositary receipts evidencing American depositary shares of BP are included in the Market 2000+ HOLDRS and are traded on the New York Stock Exchange. Shares of BP also trade on the London International Stock Exchange.



              Closing             Closing             Closing             Closing            Closing           Closing
   2001        Price      2002     Price      2003     Price      2004     Price     2005     Price    2006     Price
----------    ------  ---------   ------  ---------   ------- ---------   ------ ---------   ------  --------  --------
January        51.50  January      46.72  January      39.01  January     47.60  January     59.62   January     72.31
February       49.60  February     49.55  February     38.11  February    49.20  February    64.92
March          49.62  March        53.10  March        38.59  March       51.20  March       62.40
April          54.08  April        50.80  April        38.54  April       52.90  April       60.90
May            53.39  May          51.07  May          41.89  May         53.00  May         60.20
June           49.85  June         50.49  June         42.02  June        53.57  June        62.38
July           49.42  July         46.40  July         41.55  July        56.36  July        65.88
August         50.88  August       46.80  August       41.72  August      53.70  August      68.38
September      49.17  September    39.90  September    42.10  September   57.53  September   70.85
October        48.34  October      38.45  October      42.38  October     58.25  October     66.40
November       44.17  November     39.21  November     42.69  November    61.35  November    65.84
December       46.51  December     40.65  December     49.35  December    58.40  December    64.22


The closing price on February 14, 2006 was $67.09.

                       BRISTOL-MYERS SQUIBB COMPANY (BMY)


     Bristol-Myers Squibb Company is a producer and distributor of pharmaceutical and other healthcare-related products. These products include branded pharmaceutical products for cardiovascular, anti-cancer, anti-infective and central nervous system prescription pharmaceuticals; consumer medicines such as analgesics; personal care such as skin and hair care products, cold remedies and deodorants; nutritional products; and medical devices. Bristol-Myers markets and sells its products to the retail and wholesale markets domestically and internationally, and some of its products are also sold directly to other pharmaceutical companies, hospitals and healthcare professionals.


              Closing             Closing             Closing           Closing            Closing            Closing
   2001        Price      2002     Price      2003     Price    2004     Price     2005     Price     2006     Price
-----------   ------- ----------  ------- ----------  ------- --------- -------- --------- -------- --------  --------
January        61.89  January      45.37  January      23.59  January     28.05  January     23.44  January     22.79
February       63.41  February     47.00  February     23.30  February    27.82  February    25.03
March          59.40  March        40.49  March        21.13  March       24.23  March       25.46
April          56.00  April        28.80  April        25.54  April       25.10  April       26.00
May            54.24  May          31.12  May          25.60  May         25.27  May         25.36
June           52.30  June         25.70  June         27.15  June        24.50  June        24.98
July           59.14  July         23.43  July         26.20  July        22.90  July        24.98
August         56.14  August       24.95  August       25.37  August      23.73  August      24.47
September      55.56  September    23.80  September    25.66  September   23.67  September   24.06
October        53.45  October      24.61  October      25.37  October     23.43  October     21.17
November       53.76  November     26.50  November     26.35  November    23.50  November    21.59
December       51.00  December     23.15  December     28.60  December    25.62  December    22.98



The closing price on February 14, 2006 was $22.91.




                              BT GROUP P.L.C. (BT)

     BT Group p.l.c. provides communications solutions for customers in Europe, the United States, and Asia Pacific. It provides various communications products and services, including voice, data, Internet, and multimedia services, as well as managed and packaged communications solutions to the residential and business markets in the United Kingdom. American depositary receipts evidencing American depositary shares of BT are included in the Market 2000+ HOLDRS and are traded on the New York Stock Exchange. Shares of BT Group also trade on the London International Stock Exchange.


             Closing              Closing            Closing              Closing              Closing             Closing
   2001       Price    2002        Price     2003     Price     2004       Price     2005       Price      2006     Price
----------  --------  --------    -------  --------  --------  --------   -------  ---------   -------   -------   -------
January      105.90   January      32.05   January     29.24   January     32.40   January      39.61    January     36.75
February      84.75   February     36.65   February    25.55   February    33.66   February     40.27
March         74.30   March        40.18   March       25.44   March       33.39   March        38.94
April         80.90   April        37.50   April       29.07   April       32.09   April        38.52
May           62.59   May          40.79   May         32.09   May         34.08   May          39.25
June          64.65   June         38.12   June        33.66   June        36.60   June         41.60
July          69.45   July         31.63   July        31.71   July        34.64   July         40.50
August        62.61   August       31.26   August      29.35   August      33.20   August       39.11
September     51.15   September    25.84   September   30.30   September   32.95   September    39.64
October       50.09   October      28.60   October     32.05   October     34.47   October      37.81
November      38.30   November     32.90   November    30.25   November    37.27   November     37.09
December      36.75   December     31.33   December    34.22   December    39.53   December     38.38


The closing price on February 14, 2006 was $37.45.

                              CBS CORPORATION (CBS)


     CBS Corporation is a media company that has operations in several fields of media and entertainment, including broadcast television, cable television, local television, television production and syndication, radio, advertising on out-of-home media, publishing, digital media and consumer products. On January 1, 2006, Viacom Inc. was separated into two companies, creating a new company named Viacom Inc. (or referred to as "New Viacom"), and the existing company was renamed "CBS Corporation" at the time of the separation.


            Closing             Closing             Closing            Closing           Closing           Closing
   2001     Price     2002       Price     2003      Price     2004     Price    2005      Price    2006    Price
---------  --------  --------   -------  --------  --------  --------  ------- --------  --------  -------  -------
January      55.20   January     39.63   January     38.38   January   40.30   January    37.34    January  26.13
February     49.70   February    47.26   February    37.13   February  38.46   February   34.90
March        43.97   March       48.68   March       36.78   March     39.21   March      34.83
April        52.06   April       47.19   April       43.80   April     38.65   April      34.62
May          57.64   May         48.78   May         45.65   May       36.89   May        34.29
June         51.75   June        43.69   June        43.70   June      35.72   June       32.02
July         49.80   July        38.46   July        43.52   July      33.59   July       33.49
August       42.41   August      40.63   August      45.00   August    33.31   August     33.99
September    34.50   September   40.27   September   38.30   September 33.56   September  33.01
October      36.52   October     44.36   October     39.87   October   36.49   October    30.97
November     43.66   November    47.16   November    39.32   November  34.70   November   33.40
December     44.15   December    40.91   December    44.38   December  36.39   December   32.60



The closing price on February 14, 2006 was $25.60.




                           CISCO SYSTEMS, INC. (CSCO)


     Cisco Systems, Inc. manufactures and sells networking and communications products. It provides products for transporting data, voice, and video, and it offers routers, which interconnect computer networks by moving data, voice, and video from one network to another; and switching systems that are used to build local-area networks, metropolitan-area networks, and wide-area networks. Cisco's products include hardware and software products that link computer networks both internally and externally and provides networking capability for the Internet. Cisco produces a range of products that connect computing devices to networks and connect networks with each other. Cisco provides routing products, which connect companies' private networks together, switches to control network data traffic, services to access networks from any location, network development and design. Cisco markets its products to corporations, public institutions, telecommunications companies and commercial enterprises.


            Closing               Closing              Closing             Closing               Closing            Closing
   2001      Price      2002       Price      2003      Price      2004     Price     2005        Price     2006     Price
----------  --------   --------   -------   --------   -------   --------  -------   ---------   -------   -------  --------
January        37.44   January      19.80   January      13.37   January     25.71   January      18.04    January    18.57
February       23.69   February     14.27   February     13.98   February    23.16   February     17.42
March          15.81   March        16.93   March        12.98   March       23.57   March        17.89
April          16.98   April        14.65   April        15.00   April       20.91   April        17.27
May            19.26   May          15.78   May          16.41   May         22.37   May          19.40
June           18.20   June         13.95   June         16.79   June        23.70   June         19.08
July           19.22   July         13.19   July         19.49   July        20.92   July         19.15
August         16.33   August       13.82   August       19.14   August      18.76   August       17.62
September      12.18   September    10.48   September    19.59   September   18.10   September    17.92
October        16.92   October      11.18   October      20.93   October     19.21   October      17.45
November       20.44   November     14.92   November     22.70   November    18.75   November     17.54
December       18.11   December     13.10   December     24.23   December    19.32   December     17.12


The closing price on February 14, 2006 was $19.70.

                               CITIGROUP INC. (C)


     Citigroup Inc. is a diversified global financial services company that operates businesses that provide a range of financial services to consumer and corporate customers in the United States and internationally. Citigroup's consumer activities include banking, lending, insurance and investment services. Its corporate and investment banking segment offers a range of investment and commercial banking services and products, including debt and equity trading, institutional brokerage, advisory services, foreign exchange, structured products, derivatives, and lending. Citigroup's investment management and private banking activities include asset management services to mutual funds and institutional and individual investors and personalized wealth management services.


              Closing              Closing              Closing             Closing             Closing              Closing
   2001        Price      2002      Price      2003      Price      2004     Price     2005      Price     2006       Price
-----------   -------  ---------   ------- ----------   -------  ---------  -------  --------   ------    --------    ------
January        55.97   January      47.40   January      34.35   January     49.48   January     49.05    January     46.58
February       49.18   February     45.25   February     33.34   February    50.26   February    47.72
March          44.98   March        49.52   March        34.45   March       51.70   March       44.94
April          49.15   April        43.30   April        39.25   April       48.09   April       46.96
May            51.25   May          43.18   May          41.02   May         46.43   May         47.11
June           52.84   June         38.75   June         42.80   June        46.50   June        46.23
July           50.21   July         33.54   July         44.80   July        44.09   July        43.50
August         45.80   August       32.75   August       43.35   August      46.58   August      43.02
September      40.50   September    29.65   September    45.51   September   44.12   September   45.52
October        45.52   October      36.95   October      47.40   October     44.37   October     45.78
November       47.90   November     38.88   November     47.03   November    44.75   November    48.55
December       50.48   December     35.19   December     48.54   December    48.18   December    48.53



The closing price on February 14, 2006 was $46.12.



                           THE COCA-COLA COMPANY (KO)


     The Coca-Cola Company manufactures, distributes and markets carbonated and non-carbonated beverage concentrates, including syrups, finished beverages and juice products. Coca-Cola's beverage brands include Coke, Diet Coke, Sprite, Fanta, Minute Maid juices and Dasani water. Coca-Cola markets and sells its soft drinks, concentrates and syrups to third-party bottlers, distributors, fountain wholesalers, and fountain retailers.


              Closing              Closing              Closing             Closing             Closing             Closing
   2001        Price      2002      Price      2003      Price      2004     Price     2005      Price     2006      Price
----------  --------   ---------   -------  ---------   -------   --------  -------  ---------  --------   -------- -------
January        58.00   January      43.75   January      40.46    January     49.24   January     41.49    January    41.38
February       53.03   February     47.39   February     40.22    February    49.96   February    42.80
March          45.16   March        52.26   March        40.48    March       50.30   March       41.67
April          46.19   April        55.51   April        40.40    April       50.57   April       43.44
May            47.40   May          55.56   May          45.57    May         51.35   May         44.63
June           45.00   June         56.00   June         46.41    June        50.48   June        41.75
July           44.60   July         49.94   July         44.97    July        43.86   July        43.76
August         48.67   August       51.00   August       43.52    August      44.71   August      44.00
September      46.85   September    47.96   September    42.96    September   40.05   September   43.19
October        47.88   October      46.48   October      46.40    October     40.66   October     42.78
November       46.96   November     45.64   November     46.50    November    39.31   November    42.69
December       47.15   December     43.84   December     50.75    December    41.64   December    40.31



The closing price on February 14, 2006 was $41.34.

                           COMCAST CORPORATION (CMCSA)


     Comcast Corporation is involved in the development, management and operation of broadband cable networks and in the management of programming content over cable and satellite television networks. Comcast's cable operation involves the development, management and operation of broadband communications networks, including video, high-speed Internet and phone service, and regional sports and news networks. Comcast's content operation offers various video services, which includes programming provided by national television networks, local broadcast television stations, limited satellite-delivered programming, and locally-originated programming, including governmental and public access.



              Closing             Closing            Closing           Closing             Closing           Closing
   2001        Price      2002     Price     2003     Price     2004    Price     2005      Price    2006     Price
-----------   -------  ---------- -------- --------- -------- -------- -------- --------- -------- --------- -------
January        42.31   January     35.80   January    26.63   January    34.10   January    32.19    January  27.82
February       42.56   February    34.74   February   29.22   February   29.95   February   32.46
March          41.19   March       33.45   March      28.59   March      28.76   March      33.78
April          43.15   April       28.19   April      31.90   April      30.16   April      32.10
May            40.46   May         29.66   May        30.01   May        28.95   May        32.20
June           42.95   June        24.20   June       30.18   June       28.10   June       30.67
July           37.30   July        21.72   July       30.48   July       27.40   July       30.73
August         36.49   August      24.56   August     29.76   August     28.17   August     30.74
September      35.55   September   21.33   September  30.82   September  28.24   September  29.38
October        35.67   October     23.44   October    33.87   October    29.50   October    27.81
November       37.85   November    23.44   November   31.60   November   30.04   November   26.40
December       36.00   December    23.57   December   32.79   December   33.28    December   25.92



The closing price on February 14, 2006 was $26.55.





                        DELL COMPUTER CORPORATION (DELL)



     Dell Computer Corporation is a computer systems company and a provider of computing products and services that enable customers to build their information-technology and Internet infrastructures. Dell's products include desktop and notebook computers, network servers, storage products, printing and imaging systems, software and peripherals. Dell also offers consulting, asset management and financial services to its customers. Dell's customers include large corporate, government, healthcare, and education accounts, as well as small-to-medium businesses and individual customers.



              Closing              Closing              Closing             Closing             Closing             Closing
   2001        Price      2002      Price      2003      Price      2004     Price     2005      Price    2006       Price
-----------   -------  ---------   -------  ---------   -------  ---------  -------  ---------  --------  --------  --------
January        26.13   January      27.49   January      23.86   January     33.44   January     41.76    January    29.31
February       21.88   February     24.69   February     26.96   February    32.65   February    40.09
March          25.69   March        26.11   March        27.31   March       33.62   March       38.42
April          26.24   April        26.34   April        28.98   April       34.78   April       34.83
May            24.36   May          26.85   May          31.37   May         35.24   May         39.93
June           26.15   June         26.14   June         31.84   June        35.82   June        39.46
July           26.93   July         24.93   July         33.68   July        35.47   July        40.47
August         21.38   August       26.62   August       32.62   August      34.84   August      35.60
September      18.53   September    23.51   September    33.42   September   35.60   September   34.20
October        23.98   October      28.61   October      36.00   October     35.06   October     31.88
November       27.93   November     28.60   November     34.57   November    40.52   November    30.15
December       27.18   December     26.74   December     33.98   December    42.14   December    29.95



The closing price on February 14, 2006 was $32.00.

                            DEUTSCHE TELEKOM AG (DT)



     Deutsche Telekom AG provides telecommunications and information technology services worldwide. Deutsche Telekom offers a range of fixed-line network communication products and services, distributes third-party and its own-brand telecommunications equipment, offers Internet transport, interconnection, systems integration, local area network, and communications services, Web hosting products and solutions and provides directories and publishing services. It also provides digital mobile telephony services based on the global system for mobile communications technology and nonvoice services, and builds and operates telecommunications networks and provides other related telecommunications services. American depositary receipts evidencing American depositary shares of Deutsche Telekom AG are included in the Market 2000+ HOLDRS and are traded on the New York Stock Exchange. Shares of Deutsche Telekom AG also trade on German and Japanese Stock Exchanges.



              Closing              Closing             Closing               Closing             Closing             Closing
   2001        Price      2002      Price      2003     Price      2004       Price      2005     Price    2006       Price
------------  -------  ----------  -------  ---------  --------  ---------   -------  ---------  -------   --------  -------
January        33.34   January      14.81   January      12.52   January      19.90   January     21.63    January    15.85
February       24.57   February     14.09   February     11.47   February     19.67   February    20.87
March          23.19   March        14.98   March        11.02   March        18.04   March       19.96
April          25.71   April        13.23   April        13.40   April        17.08   April       18.79
May            21.00   May          10.80   May          15.02   May          16.84   May         18.65
June           22.45   June          9.31   June         15.20   June         17.71   June        18.42
July           21.71   July         11.32   July         15.05   July         16.67   July        19.78
August         15.55   August       11.00   August       14.34   August       17.53   August      19.08
September      15.50   September     8.27   September    14.44   September    18.66   September   18.24
October        15.50   October      11.38   October      15.61   October      19.27   October     17.70
November       16.91   November     12.21   November     16.48   November     21.22   November    16.59
December       16.90   December     12.70   December     18.13   December     22.68   December    16.63



The closing price on February 14, 2006 was $16.36.




                           ELI LILLY AND COMPANY (LLY)



     Eli Lilly and Company discovers, develops, manufactures and sells pharmaceutical products. Research efforts are primarily directed toward discovering and developing products to diagnose and treat disease in humans. Eli Lilly products include neuroscience products such as Prozac, endocrinology products, anti-infectives, cardiovascular agents, oncology products, and animal health products for cattle, poultry and swine. Eli Lilly's pharmaceutical products are distributed primarily through independent wholesale distribution outlets and marketed through its own direct sales force.



              Closing              Closing              Closing            Closing            Closing            Closing
   2001        Price      2002      Price      2003      Price      2004    Price     2005     Price    2006      Price
-----------   -------  ---------   -------  ----------  ------- ---------  ------  ---------  ------- --------   --------
January        78.80   January      75.10   January      60.24  January     68.04  January     54.24  January     56.62
February       79.46   February     15.73   February     56.56  February    73.94  February    56.00
March          76.66   March        76.20   March        57.15  March       66.90  March       52.10
April          85.00   April        66.05   April        63.82  April       73.81  April       58.47
May            84.70   May          64.70   May          59.77  May         73.67  May         58.30
June           74.00   June         56.40   June         68.97  June        69.91  June        55.71
July           79.28   July         58.42   July         65.84  July        63.72  July        56.32
August         77.63   August       58.05   August       66.53  August      63.45  August      55.02
September      80.70   September    55.34   September    59.40  September   60.05  September   53.52
October        76.50   October      55.50   October      66.62  October     54.91  October     49.79
November       82.67   November     68.30   November     68.80  November    53.33  November    50.50
December       78.54   December     63.50   December     70.33  December    56.75  December    56.59



The closing price on February 14, 2006 was $55.48.

                              EMC CORPORATION (EMC)



     EMC Corporation provides systems, software, and services for information lifecycle management. It offers its customers networked information storage systems, storage management software, content management software, technology solutions, and customer service and education to enable them to build and manage information technology infrastructures. EMC's systems and software are used by businesses to retrieve data from their own computer systems and act as a central repository for the information. EMC's products allow a customer whose network is based on a variety of different hardware and software systems to manage, share and protect its critical information.



              Closing              Closing              Closing             Closing              Closing            Closing
   2001        Price      2002      Price      2003      Price      2004     Price     2005       Price     2006     Price
-----------   -------  ---------  --------  ---------   -------  ---------  -------  ---------   -------- --------  -------
January        75.99   January      16.40   January       7.70   January     14.04   January      13.10   January    13.40
February       39.76   February     10.92   February      7.39   February    14.32   February     12.66
March          29.40   March        11.92   March         7.23   March       13.61   March        12.32
April          39.60   April         9.14   April         9.09   April       11.16   April        13.12
May            31.60   May           7.25   May          10.82   May         11.24   May          14.06
June           29.25   June          7.55   June         10.47   June        11.40   June         13.71
July           19.72   July          7.50   July         10.64   July        10.97   July         13.69
August         15.46   August        6.76   August       12.75   August      10.77   August       12.86
September      11.75   September     4.57   September    12.63   September   11.54   September    12.94
October        12.32   October       5.11   October      13.84   October     12.87   October      13.96
November       16.79   November      7.33   November     13.75   November    13.42   November     13.93
December       13.44   December      6.14   December     12.92   December    14.87   December     13.62



The closing price on February 14, 2006 was $13.34.



                          EXXON MOBIL CORPORATION (XOM)

     Exxon Mobil Corporation develops and markets energy products in the United States and internationally. Exxon Mobil is engaged in the exploration, production, transportation and sale of crude oil, natural gas and petroleum products. In addition, Exxon Mobil manufactures petrochemicals, packaging films and specialty chemicals. Exxon Mobil also participates in electric power generation and other businesses.



              Closing              Closing              Closing             Closing              Closing             Closing
   2001        Price      2002      Price      2003      Price      2004     Price     2005       Price     2006      Price
-----------   -------  ----------  -------  ----------  -------- ---------  -------- ---------   --------  --------   -------
January        42.08   January      39.05   January      34.15   January     40.79   January      51.60    January    62.75
February       40.53   February     41.30   February     34.02   February    42.17   February     63.31
March          40.50   March        43.83   March        34.95   March       41.59   March        59.60
April          44.30   April        40.17   April        35.20   April       42.55   April        57.03
May            44.38   May          39.93   May          36.40   May         43.25   May          56.20
June           43.67   June         40.92   June         35.91   June        44.41   June         57.47
July           41.76   July         36.76   July         35.58   July        46.30   July         58.75
August         40.15   August       35.45   August       37.70   August      46.10   August       59.90
September      39.40   September    31.90   September    36.60   September   48.33   September    63.54
October        39.45   October      33.66   October      36.58   October     49.22   October      56.14
November       37.40   November     34.80   November     36.20   November    51.25   November     58.03
December       39.30   December     34.94   December     41.00   December    51.26   December     56.17



The closing price on February 14, 2006 was $59.55.

                              FRANCE TELECOM (FTE)



     France Telecom provides fixed-line telecommunications products and services to residential, professional and large business customers, including other telecommunications providers, throughout Europe. It also provides wireless telephony and Internet products and services. In addition to providing wireline and wireless communications services, France Telecom provides voice, data and image transmission and is a cable television provider. American depositary receipts evidencing American depositary shares of France Telecom are included in the Market 2000+ HOLDRS and are traded on the New York Stock Exchange. Shares of France Telecom also trade on the Paris Stock Exchange.



              Closing              Closing              Closing             Closing             Closing             Closing
   2001        Price      2002      Price      2003      Price      2004     Price     2005      Price     2006      Price
-----------   -------  ---------   -------  ----------  -------  ---------  -------  ---------  --------  ---------  -------
January        92.25   January      32.06   January      25.98   January     29.81   January      31.36    January    22.78
February       60.09   February     26.20   February     22.08   February    27.68   February     30.19
March          58.05   March        30.41   March        22.81   March       25.64   March        29.87
April          72.65   April        24.60   April        23.28   April       23.95   April        29.26
May            55.60   May          18.82   May          25.03   May         24.23   May          28.27
June           48.30   June          9.38   June         24.65   June        26.28   June         29.14
July           45.35   July         14.65   July         26.29   July        24.73   July         30.90
August         32.95   August       12.73   August       24.80   August      23.60   August       30.29
September      31.99   September     6.98   September    23.24   September   25.00   September    28.75
October        37.49   October      11.67   October      24.24   October     28.75   October      25.99
November       38.90   November     17.85   November     25.84   November    31.38   November     25.19
December       39.99   December     17.77   December     28.59   December    33.08   December     24.84



The closing price on February 14, 2006 was $22.96.




                          GENERAL ELECTRIC COMPANY (GE)

     General Electric Company is a diversified industrial corporation engaged in developing, manufacturing and marketing a wide variety of products for the generation, transmission, distribution, control and utilization of electricity. GE's products include appliances, lighting products, aircraft engines and plastics. General Electric also offers electrical product supply services, electrical apparatus installation, engineering, repair and rebuilding services, and computer-related information services. Through its subsidiary, the National Broadcasting Company, Inc. (NBC), General Electric delivers network television services; operates television stations; and provides cable, Internet, multimedia programming and distribution services. Through its subsidiary, General Electric Capital Services, Inc., General Electric offers a range of financial and related services.


              Closing              Closing              Closing             Closing              Closing             Closing
   2001        Price      2002      Price      2003      Price      2004     Price     2005       Price     2006      Price
-----------  --------  ----------  -------  ---------   -------  ---------- -------  ---------   -------   --------  -------
January        45.98   January      37.15   January      23.14   January     33.63   January      36.13    January    32.75
February       46.50   February     38.50   February     24.05   February    32.52   February     35.20
March          41.86   March        37.40   March        25.50   March       30.52   March        36.06
April          48.53   April        31.55   April        29.45   April       29.95   April        36.20
May            49.00   May          31.14   May          28.70   May         31.12   May          36.48
June           49.00   June         29.05   June         28.68   June        32.40   June         34.65
July           43.50   July         32.20   July         28.44   July        33.25   July         34.50
August         40.90   August       30.15   August       29.57   August      32.79   August       33.61
September      37.20   September    24.65   September    29.81   September   33.58   September    33.67
October        36.41   October      25.25   October      29.01   October     34.12   October      33.91
November       38.50   November     27.12   November     28.67   November    35.36   November     35.72
December       40.08   December     24.35   December     30.98   December    36.50   December     35.05



The closing price on February 14, 2006 was $33.46.

                          GLAXOSMITHKLINE P.L.C. (GSK)



     GlaxoSmithKline p.l.c. is a research-based pharmaceutical and healthcare company engaged in the creation, development, manufacturing and marketing of pharmaceutical products, vaccines, over-the-counter medicines and health-related consumer products. GlaxoSmithKline's pharmaceutical product line includes antibiotic, antidepressant, gastrointestinal, dermatological, respiratory, cancer and cardiovascular medications. Its oral care products include toothpastes and mouthwashes, toothbrushes, and denture care products, and its nutritional healthcare products include glucose energy and sports drinks and a range of milk-based malted food and chocolate drinks. American depositary receipts evidencing American depositary shares of GlaxoSmithKline are included in the Market 2000+ HOLDRS and are traded on the New York Stock Exchange. Shares of GlaxoSmithKline also trade on the London International Stock Exchange.



               Closing              Closing             Closing           Closing           Closing            Closing
   2001         Price      2002      Price      2003    Price    2004      Price    2005     Price     2006     Price
-------------  -------  ----------  -------- ---------  ------- --------- -------  --------- ------- -------   --------
January         52.55   January      48.22   January    38.76   January    44.00   January    44.57    January   51.24
February        55.31   February     48.95   February   35.05   February   42.62   February   48.22
March           52.30   March        47.00   March      35.19   March      39.95   March      45.92
April           53.57   April        48.05   April      40.52   April      42.00   April      50.55
May             54.69   May          40.75   May        40.01   May        42.45   May        49.70
June            56.20   June         43.14   June       40.54   June       41.46   June       48.51
July            57.76   July         39.50   July       38.31   July       40.95   July       47.44
August          52.95   August       97.89   August     38.83   August     41.14   August     48.72
September       56.12   September    38.43   September  42.40   September  43.73   September  51.28
October         53.40   October      37.69   October    43.29   October    42.40   October    51.99
November        50.81   November     38.00   November   45.88   November   42.54   November   49.57
December        49.82   December     37.46   December   46.62   December   47.39   December   50.48



The closing price on February 14, 2006 was $51.69.




                          HEWLETT-PACKARD COMPANY (HPQ)



     Hewlett-Packard Company is a global provider of products, technologies, solutions and services to consumers and businesses. Hewlett-Packard's products and services include information technology infrastructure products, server and storage solutions, management software solutions, network infrastructure products and gigabit ethernet switch products, personal computing and access devices, global services and imaging and printing products, and include personal computers, printers, calculators, medical electronic equipment and computer systems. Hewlett-Packard's services include systems integration, network systems, management consulting and support and maintenance for its products. Hewlett-Packard markets its products and services through its own direct sales operations; however, the majority of its sales and marketing is handled through third-party channels such as retailers, dealers and value-added resellers.



              Closing               Closing             Closing             Closing             Closing           Closing
   2001        Price      2002      Price      2003     Price     2004       Price      2005     Price     2006    Price
-----------   -------  ----------   ------  ---------   ------  ---------    ------  ---------  -------   -------  -------
January        36.85   January      22.11   January     17.41   January      23.79   January     19.59    January  31.18
February       28.85   February     20.12   February    15.85   February     22.71   February    20.80
March          31.27   March        17.94   March       15.55   March        22.84   March       21.94
April          28.43   April        17.10   April       16.30   April        19.70   April       20.47
May            29.32   May          17.44   May         19.50   May          21.24   May         22.51
June           28.60   June         15.28   June        21.30   June         21.10   June        23.51
July           24.66   July         14.15   July        21.17   July         20.15   July        24.62
August         23.21   August       13.43   August      19.93   August       17.89   August      27.76
September      16.05   September    11.67   September   19.36   September    18.75   September   29.20
October        16.83   October      15.80   October     22.31   October      18.66   October     28.04
November       21.99   November     19.48   November    21.74   November     20.00   November    29.67
December       20.54   December     17.36   December    22.97   December     20.97   December    28.63



The closing price on February 14, 2006 was $32.49.

                              HOME DEPOT, INC. (HD)

     Home Depot, Inc. is a home improvement retailer that operates in the United States and internationally. Home Depot stores sell products such as building materials, home improvement products and lawn and garden products. In addition, Home Depot also operates EXPO Design Center Stores in the United States. Home Depot also sells products over the Internet.



              Closing             Closing             Closing           Closing            Closing            Closing
   2001        Price    2002       Price     2003      Price     2004    Price    2005      Price    2006      Price
-----------   ------- ---------   -------  ---------  -------  -------  -------- --------  -------   -------- ---------
January       48.20   January      50.09   January     20.90   January   35.47   January    41.26    January    40.55
February      42.50   February     50.00   February    23.45   February  36.31   February   40.02
March         43.10   March        48.61   March       24.36   March     37.36   March      38.24
April         47.10   April        46.37   April       28.13   April     35.19   April      35.37
May           49.29   May          41.69   May         32.49   May       35.92   May        39.35
June          47.24   June         36.73   June        33.12   June      35.20   June       38.90
July          50.37   July         30.88   July        31.20   July      33.72   July       43.51
August        45.95   August       32.93   August      32.16   August    36.56   August     40.32
September     38.37   September    26.10   September   31.85   September 39.20   September  38.14
October       38.23   October      28.88   October     37.07   October   41.08   October    41.04
November      46.65   November     26.40   November    36.76   November  41.75   November   41.78
December      51.01   December     24.02   December    35.49   December  42.74   December   40.48



The closing price on February 14, 2006 was $41.13.




                            INTEL CORPORATION (INTC)



     Intel Corporation is a semiconductor chip maker that supplies technology solutions for the computing and communications industries. Intel's major products include microprocessors, chipsets, boards, networking and communications products, such as Ethernet network interface cards and network processors, embedded control chips and flash memory used in cellular handsets and handheld computing devices, as well as cellular baseband chipsets. Intel markets and sells its products to original equipment manufacturers and original design manufacturers who manufacture computer systems, cellular handsets and handheld computing devices, and telecommunications and networking communications equipment. Intel's customers also include personal computer and network communications products users, including individuals, large and small businesses, and service providers, as well as manufacturers of a range of industrial and communications equipment.



              Closing             Closing             Closing            Closing            Closing            Closing
   2001        Price    2002       Price    2003       Price    2004      Price    2005      Price     2006     Price
-----------   ------- ----------  ------- ----------  ------- ---------  ------- ---------  ------- --------   --------
January        37.00  January      35.04  January      15.66  January     30.52  January     22.45  January     21.26
February       38.56  February     28.55  February     17.25  February    29.20  February    23.99
March          26.31  March        30.41  March        16.28  March       27.20  March       23.23
April          30.91  April        28.61  April        18.40  April       25.73  April       23.52
May            27.01  May          27.62  May          20.82  May         28.55  May         26.96
June           29.25  June         18.27  June         20.81  June        27.60  June        26.02
July           29.81  July         18.79  July         24.89  July        24.38  July        27.14
August         27.96  August       16.67  August       28.59  August      21.29  August      25.72
September      20.44  September    13.89  September    27.52  September   20.06  September   24.65
October        24.42  October      17.30  October      32.95  October     22.26  October     23.50
November       32.66  November     20.88  November     33.54  November    22.38  November    26.68
December       31.45  December     15.57  December     32.05  December    23.39  December    24.96



The closing price on February 14, 2006 was $21.37.

                INTERNATIONAL BUSINESS MACHINES CORPORATION (IBM)



     International Business Machines Corporation operates as an information technology company worldwide. IBM offers a wide range of services, solutions and technologies that enable customers, large and small, to take advantage of the new era of e-business. IBM's business is divided into several main segments, including global services, systems and technology, personal systems, software, enterprise investments and global financing. IBM operates in the United States and internationally, and markets and sells its products and services through its worldwide sales and distribution organization and through third-party distributors and resellers.



               Closing              Closing                Closing            Closing           Closing          Closing
   2001         Price    2002        Price    2003          Price   2004       Price   2005      Price    2006    Price
------------   -------  ----------  -------- ------------  ------- ---------  ------- ---------  ------ -------- --------
January            112  January      107.83  January        78.20  January     99.23  January    93.42  January   81.30
February         99.90  February      98.12  February       77.95  February    96.50  February   92.58
March            96.18  March        104.00  March          78.43  March       91.84  March      91.38
April           115.14  April         83.76  April          84.90  April       88.17  April      76.38
May             111.80  May           80.45  May            88.04  May         88.59  May        75.55
June            113.50  June          72.00  June           82.50  June        88.15  June       74.20
July            105.21  July          70.40  July           81.25  July        87.07  July       83.46
August           99.95  August        75.38  August         82.01  August      84.69  August     80.62
September        91.72  September     58.31  September      88.33  September   85.74  September  80.22
October         108.07  October       78.94  October        89.48  October     89.75  October    81.88
November        115.59  November      86.92  November       90.54  November    94.24  November   88.90
December        120.96  December      77.50  December       92.68  December    98.58  December   82.20



The closing price on February 14, 2006 was $81.09.




                         JDS UNIPHASE CORPORATION (JDSU)



     JDS Uniphase Corporation provides communications test and measurement solutions, and optical products for telecommunications service providers, cable operators, and network equipment manufacturers. JDS is also a provider of innovative optical solutions for medical/environmental instrumentation, semiconductor processing, display, brand authentication, aerospace and defense, and decorative applications. JDS markets its products primarily to original equipment manufacturers, distributors, and strategic partners in North America, Europe, and Asia Pacific.



                Closing              Closing               Closing             Closing            Closing          Closing
   2001          Price    2002        Price    2003         Price    2004       Price   2005      Price    2006     Price
-------------   ------- ------------  ------ ------------- ------- ----------- ------ ---------   ------- --------  --------
January          54.81  January        7.00  January         2.70  January      5.10  January     2.15    January    3.12
February         26.75  February       4.85  February        2.87  February     4.83  February    1.91
March            18.44  March          5.89  March           2.85  March        4.07  March       1.67
April            21.39  April          4.34  April           3.23  April        3.03  April       1.48
May              16.71  May            3.51  May             3.78  May          3.37  May         1.53
June             12.50  June           2.67  June            3.50  June         3.79  June        1.52
July              9.24  July           2.53  July            3.01  July         3.45  July        1.51
August            7.05  August         2.69  August          3.45  August       3.11  August      1.58
September         6.32  September      1.94  September       3.60  September    3.37  September   2.22
October           7.99  October        2.25  October         3.53  October      3.17  October     2.10
November         10.08  November       3.41  November        3.44  November     3.17  November    2.57
December          8.68  December       2.47  December        3.64  December     3.17  December    2.36



The closing price on February 14, 2006 was $2.98.

                             JOHNSON & JOHNSON (JNJ)



     Johnson & Johnson manufactures and sells products in the healthcare field. Johnson & Johnson's consumer segment manufactures and markets a range of products used in the baby and childcare, skin care, oral and wound care, and women's health care fields, as well as over-the-counter pharmaceutical and nutritional products. Johnson & Johnson's pharmaceutical segment focuses on products such as allergy, anti-infective, anti-fungal, cardiovascular, dermatology, gastrointestinal, hematology, neurology, oncology, psychotropic, contraceptive and pain management products. Johnson & Johnson's Medical Devices and Diagnostics segment, offers a range of products, including wound care and women's health products; minimally invasive surgical products; circulatory disease management products; blood glucose monitoring products; professional diagnostic products; orthopedic joint reconstruction, spinal, and sports medicine products; and disposable contact lenses. Johnson & Johnson markets and sells its products through its own direct sales force and through wholesalers.



             Closing              Closing            Closing             Closing           Closing            Closing
   2001       Price    2002        Price    2003      Price     2004      Price   2005      Price      2006    Price
-----------  -------  ----------  -------  --------- --------  --------  -------  --------- -------- -------- ---------
January       46.56   January      57.51   January     53.61   January    53.42   January    64.70    January   57.54
February      48.67   February     60.90   February    52.45   February   53.91   February   65.60
March         43.73   March        64.95   March       57.87   March      50.72   March      67.16
April         48.23   April        63.86   April       56.36   April      54.03   April      68.63
May           48.47   May          61.35   May         54.35   May        55.71   May        67.10
June          49.96   June         52.26   June        51.70   June       55.70   June       65.00
July          54.10   July         52.60   July        51.79   July       55.27   July       63.96
August        52.71   August       54.31   August      49.58   August     58.10   August     63.39
September     55.40   September    54.08   September   49.52   September  56.33   September  63.28
October       57.91   October      58.75   October     50.33   October    58.38   October    62.62
November      58.25   November     57.02   November    49.30   November   60.32   November   61.75
December      59.10   December     53.71   December    51.66   December   63.42   December   60.10



The closing price on February 14, 2006 was $59.05.




                      LM ERICSSON TELEPHONE COMPANY (ERICY)




     LM Ericsson Telephone Company is engaged in international telecommunications, providing systems and products for fixed and mobile communications in public and private networks. Ericsson's range of telecommunications and data communication products includes systems and services for handling voice, data, images and text in fixed-line and mobile networks. Ericsson also offers a range of professional services to support network operators, and provides consulting services to network operators for business planning and development, design, and optimization of networks and the introduction of new services. Through a joint venture, with Sony Ericsson Mobile Communications, it also manufactures various mobile handsets, and provides technology to manufacturers of mobile handsets and other wireless devices. American depositary receipts evidencing American depositary shares of Ericsson are included in the Market 2000+ HOLDRS and are traded through the Nasdaq National Market System. Shares of Ericsson also trade on the Stockholm Stock Exchange.



              Closing             Closing             Closing            Closing             Closing             Closing
2001           Price    2002       Price    2003       Price    2004      Price     2005      Price     2006      Price
-------------  ------  ---------  -------- ---------  --------  --------- --------  --------  --------  -------- ---------
January        11.88   January      4.34   January       8.13   January     23.01   January    29.33     January   36.48
February        8.28   February     4.22   February      6.49   February    29.01   February   29.31
March           5.59   March        4.18   March         6.36   March       27.76   March      28.20
April           6.43   April        2.49   April         9.06   April       26.67   April      29.45
May             6.40   May          2.22   May          10.04   May         27.99   May        31.43
June            5.42   June         1.44   June         10.63   June        29.90   June       31.95
July            5.36   July         0.96   July         14.26   July        26.71   July       34.36
August          4.98   August       0.73   August       15.48   August      27.04   August     34.91
September       3.49   September    0.36   September    14.70   September   31.24   September  36.84
October         4.27   October      7.89   October      17.08   October     28.91   October    32.80
November        5.46   November     9.83   November     16.25   November    33.25   November   32.58
December        5.22   December     6.74   December     17.70   December    31.49   December   34.40



The closing price on February 14, 2006 was $34.82.

                          LUCENT TECHNOLOGIES INC. (LU)



     Lucent Technologies, Inc. is a provider of communications systems, services and software for communications service providers, governments and other enterprises. Lucent is organized around three distinct customer segments: The Integrated Network Solutions segment provides a range of software and wireline equipment; the Mobility Solutions segment offers software and wireless equipment to support radio access and core networks; and the Lucent Worldwide Services segment offers deployment, maintenance, professional, and managed services in support of its own product offerings, as well as multivendor networks. Lucent provides products and services such as wireless networks services, local and long distance voice, data, video and cable services, optical networking for the transmission of data, switches to route and control network traffic and software products that manage voice and data communications networks.



                Closing               Closing               Closing             Closing             Closing           Closing
 2001            Price     2002        Price     2003        Price    2004       Price   2005        Price    2006     Price
-------------   -------- -----------  -------- -----------  -------- ---------- ------- ----------  ------- --------- -------
January          18.60   January        6.52   January        1.86   January     4.48   January      3.26    January   2.64
February         11.59   February       5.56   February       1.64   February    4.19   February     3.07
March             9.97   March          4.73   March          1.47   March       4.11   March        2.75
April            10.01   April          4.60   April          1.80   April       3.37   April        2.43
May               7.88   May            4.65   May            2.21   May         3.57   May          2.81
June              6.21   June           1.66   June           2.03   June        3.78   June         2.91
July              6.70   July           1.75   July           1.75   July        3.05   July         2.93
August            6.82   August         1.73   August         1.89   August      3.13   August       3.08
September         5.73   September      0.76   September      2.16   September   3.17   September    3.25
October           6.70   October        1.23   October        3.20   October     3.55   October      2.85
November          7.32   November       1.77   November       3.20   November    3.93   November     2.79
December          6.30   December       1.26   December       2.84   December    3.76   December     2.66



The closing price on February 14, 2006 was $2.83.




                           MCDATA CORPORATION (MCDTA)



     McDATA Corporation provides data infrastructure solutions that enable companies to manage enterprise data. McDATA's offerings include hardware products, software products and professional services that help connect servers and storage devices in an enterprise's global data infrastructure. McDATA sells its products through equipment manufacturers and resellers as well as systems integrators.



                Closing              Closing               Closing              Closing             Closing          Closing
   2001          Price     2002       Price     2003        Price     2004       Price    2005       Price   2006     Price
-------------   -------  ----------  -------- -----------  --------  ---------- -------  ---------  -------- -------- -------
January          *       January       24.80   January        7.89   January      8.79   January     4.20    January   4.27
February         17.88   February      15.76   February       8.30   February     8.05   February    3.93
March            18.88   March         11.87   March          8.59   March        7.04   March       3.77
April            22.83   April          6.79   April         10.60   April        5.33   April       3.07
May              25.36   May            8.65   May           13.45   May          4.75   May         3.76
June             17.55   June           8.81   June          14.65   June         5.38   June        4.00
July             18.15   July          10.72   July          10.76   July         5.15   July        4.83
August           14.28   August         9.57   August        10.14   August       5.16   August      5.37
September         8.39   September      5.43   September     11.93   September    5.03   September   5.24
October          14.71   October        6.58   October       10.37   October      6.28   October     4.81
November         25.11   November       8.72   November      10.65   November     5.65   November    3.64
December         24.50   December       7.10   December       9.53   December     5.96   December    3.80



The closing price on February 14, 2006 was $4.21.

                          MEDCO HEALTH SOLUTIONS (MHS)



     Medco Health Solutions, Inc. is a pharmacy benefit manager that offers programs and services for its clients and their pharmacy benefit plans, as well as for physicians and pharmacies used by the members. It offers various programs and services, including plan design, clinical management, pharmacy management, health management, physician services, and Web-based services. Medco has clients in many of the industry segments such as managed care organizations, insurance carriers, third-party benefit plan administrators, government agencies and union-sponsored benefit plans.



              Closing              Closing              Closing               Closing           Closing            Closing
   2001        Price      2002      Price      2003      Price      2004       Price    2005     Price     2006     Price
------------- -------  ----------  --------  ---------- ---------  ---------  ------- ---------  -------  --------  --------
January          *      January       *      January       *       January     36.85   January    42.57   January    54.10
February         *      February      *      February      *       February    32.66   February   44.42
March            *      March         *      March         *       March       34.00   March      49.57
April            *      April         *      April         *       April       35.40   April      50.97
May              *      May           *      May           *       May         35.03   May        50.00
June             *      June          *      June          *       June        37.50   June       53.36
July             *      July          *      July          *       July        30.30   July       48.44
August           *      August        *      August        26.70   August      31.23   August     49.27
September        *      September     *      September     25.93   September   30.90   September  54.83
October          *      October       *      October       33.20   October     33.91   October    56.50
November         *      November      *      November      36.43   November    37.72   November   53.65
December         *      December      *      December      33.99   December    41.60   December   55.80



The closing price on February 14, 2006 was $55.07.




                             MERCK & CO., INC. (MRK)



     Merck & Co., Inc. is a research-driven pharmaceutical products and services company, which focuses on human and animal health products. Merck develops and markets a variety of therapeutic products including atherosclerosis products, hypertension/heart failure products, anti-inflammatory/analgesics and products to treat osteoporosis, the HIV virus, hepatitis and male pattern hair loss. Merck markets its health products to drug retailers and wholesalers, hospitals, managed healthcare providers and government agencies through its own representatives.



            Closing            Closing           Closing             Closing           Closing            Closing
   2001      Price    2002      Price    2003     Price     2004      Price   2005      Price      2006    Price
----------- -------- --------- -------  -------- --------  ---------  ------- --------  --------  -------  --------
January      82.18   January    59.18   January    55.39   January    47.60   January    28.05    January  34.50
February     80.20   February   61.33   February   52.75   February   48.08   February   31.70
March        75.90   March      57.58   March      54.78   March      44.19   March      32.37
April        75.97   April      54.34   April      58.18   April      47.00   April      33.90
May          72.99   May        57.10   May        55.58   May        47.30   May        32.44
June         63.91   June       50.64   June       60.55   June       47.50   June       30.80
July         67.98   July       49.60   July       55.28   July       45.35   July       31.06
August       65.10   August     50.52   August     50.32   August     44.97   August     28.23
September    66.60   September  45.71   September  50.62   September  33.00   September  27.21
October      63.81   October    54.24   October    44.25   October    31.31   October    28.22
November     67.75   November   59.41   November   40.60   November   28.02   November   29.40
December     58.80   December   56.61   December   46.20   December   32.14   December   31.81



The closing price on February 14, 2006 was $34.67.

                          MICROSOFT CORPORATION (MSFT)



     Microsoft Corporation develops, manufactures, licenses and supports a range of software products for various computing devices. Microsoft develops operating systems, various software products for personal computers and servers, server applications and software development tools. Microsoft's online businesses include the MSN network, and its Home and Entertainment segment offers the Xbox video game system, PC software games, online games, and console games, television platform products for the interactive television industry, and consumer software and hardware products. Microsoft also provides consulting and product support services.



            Closing           Closing            Closing            Closing             Closing           Closing
   2001      Price     2002    Price     2003     Price     2004     Price     2005      Price    2006     Price
----------  -------  -------- --------  -------- --------  -------- --------  --------  -------- -------- --------
January      30.53   January    31.86   January    23.73   January    27.65   January    26.28    January   28.15
February     29.50   February   29.17   February   23.70   February   26.53   February   25.16
March        27.35   March      30.16   March      24.21   March      24.93   March      24.17
April        33.88   April      26.13   April      25.57   April      26.13   April      25.30
May          34.59   May        25.46   May        24.61   May        26.23   May        25.80
June         36.50   June       27.35   June       25.64   June       28.56   June       24.84
July         33.10   July       23.99   July       26.41   July       28.49   July       25.61
August       28.53   August     24.54   August     26.52   August     27.30   August     27.38
September    25.59   September  21.87   September  27.80   September  27.65   September  25.73
October      29.08   October    26.74   October    26.14   October    27.97   October    25.70
November     32.11   November   28.84   November   25.71   November   26.81   November   27.68
December     33.13   December   25.85   December   27.37   December   26.72   December   26.15



The closing price on February 14, 2006 was $29.65.




                               MORGAN STANLEY (MS)




     Morgan Stanley is a financial services firm that operates in four business segments: institutional securities, investment management, individual investor group and credit services. Morgan Stanley provides products and services in investment banking, institutional sales and trading, on-line brokerage services, global asset management services, and consumer credit products. Morgan Stanley provides its products and services to corporations, governments, financial institutions and individuals.



                Closing               Closing                Closing             Closing            Closing            Closing
   2001          Price     2002        Price    2003         Price     2004       Price    2005      Price     2006     Price
------------    -------  ----------   ------- -----------   --------  ---------- -------  ---------  ------- --------  --------
January          84.80   January       55.00   January        37.90   January     58.21   January    55.96    January   61.45
February         65.13   February      49.12   February       36.85   February    59.76   February   56.47
March            53.50   March         57.31   March          38.35   March       57.30   March      57.25
April            62.74   April         47.72   April          44.75   April       51.39   April      52.62
May              65.01   May           45.46   May            45.75   May         53.51   May        48.96
June             64.23   June          43.08   June           42.75   June        52.77   June       52.47
July             59.82   July          40.35   July           47.44   July        49.33   July       53.05
August           53.35   August        42.72   August         48.79   August      50.73   August     50.87
September        46.35   September     33.88   September      50.46   September   49.30   September  53.94
October          48.92   October       38.92   October        54.87   October     51.09   October    54.41
November         55.50   November      45.24   November       55.28   November    50.75   November   56.03
December         55.94   December      39.92   December       57.87   December    55.52   December   56.74



The closing price on February 14, 2006 was $60.07.

                NIPPON TELEGRAPH AND TELEPHONE CORPORATION (NTT)



     Nippon Telegraph and Telephone Corporation is a provider of wireline and wireless voice, data, Internet and related telecommunications services in Japan. NTT's primary business is to provide telecommunication related services in Japan. Its other services include building maintenance, real property leasing, systems development, leasing, and research and development. American depositary receipts evidencing American depositary shares of NTT are included in the Market 2000+ HOLDRS and are traded on the New York Stock Exchange. Shares of NTT also trade on the Tokyo Stock Exchange.



             Closing             Closing             Closing           Closing            Closing           Closing
   2001       Price    2002       Price    2003       Price    2004     Price    2005      Price     2006    Price
-----------  -------- ---------  -------- ---------  -------  -------- -------  --------  --------  ------- --------
January       35.01   January     15.02   January     16.95   January   23.02   January    21.02    January  23.24
February      32.90   February    16.01   February    18.09   February  23.28   February   21.67
March         32.28   March       19.35   March       16.98   March     28.34   March      21.85
April         32.92   April       19.85   April       17.44   April     25.97   April      20.85
May           31.20   May         22.60   May         18.06   May       24.94   May        20.47
June          26.60   June        20.59   June        19.80   June      26.84   June       21.47
July          25.45   July        20.28   July        20.93   July      24.62   July       22.00
August        22.59   August      19.91   August      22.19   August    21.80   August     21.79
September     23.15   September   16.27   September   22.64   September 19.98   September  24.82
October       20.91   October     18.45   October     22.48   October   21.25   October    23.91
November      20.05   November    19.55   November    24.05   November  22.39   November   22.60
December      16.20   December    17.66   December    24.56   December  22.55   December   22.81



The closing price on February 14, 2006 was $21.83.




                                NOKIA CORP. (NOK)



     Nokia Corp. is a manufacturer of mobile telephones and a supplier of mobile multimedia services, network infrastructure, service delivery platforms and devices and connectivity solutions. Nokia has three business divisions, which include Multimedia, Enterprise Solutions and Networks. Nokia connects people to each other with mobile devices and solutions for voice, data, imaging, games, multimedia, and business applications. It also provides equipment, solutions, and services for its operator and enterprise customers. It sells its mobile devices primarily to operators, distributors, independent retailers, and enterprise customers worldwide. American depositary receipts evidencing American depositary shares of Nokia are included in the Europe 2001 HOLDRS and are traded on the New York Stock Exchange. Shares of Nokia also trade on the Helsinki, Frankfurt, Paris, Stockholm and London stock exchanges.



              Closing              Closing              Closing             Closing             Closing              Closing
   2001        Price     2002       Price     2003       Price     2004      Price    2005       Price     2006       Price
------------  -------  ----------  -------  ---------   -------  ---------  -------  ---------  -------  ---------   --------
January        34.35   January      23.45   January      14.39   January     20.66   January     15.28    January     18.38
February       22.00   February     20.77   February     13.23   February    21.77   February    16.14
March          24.00   March        20.74   March        14.01   March       20.28   March       15.43
April          34.19   April        16.26   April        16.57   April       14.01   April       15.98
May            29.24   May          13.88   May          18.04   May         13.74   May         16.86
June           22.19   June         14.48   June         16.43   June        14.54   June        16.64
July           21.81   July         12.40   July         15.30   July        11.62   July        15.95
August         15.74   August       13.29   August       16.29   August      11.87   August      15.77
September      15.65   September    13.25   September    15.60   September   13.72   September   16.91
October        20.51   October      16.62   October      16.99   October     15.42   October     16.82
November       23.01   November     19.21   November     17.98   November    16.17   November    17.08
December       24.53   December     15.50   December     17.00   December    15.67   December    18.30




The closing price on February 14, 2006 was $18.10.

                        NORTEL NETWORKS CORPORATION (NT)



     Nortel Networks Corporation designs, develops, manufactures and markets networking solutions that consist of hardware, software, and services. Its networking products and services support data, voice and multimedia communications networks using wireline and wireless technologies. Nortel's products include systems and services, which connect users to telecommunications networks and the Internet. Nortel Networks serves various enterprise customers, such as large businesses and branch offices, small businesses, home offices, and government agencies, educational and other institutions.



              Closing              Closing              Closing           Closing           Closing            Closing
   2001        Price     2002       Price    2003        Price    2004     Price   2005      Price     2006     Price
------------  -------- ----------  ------- ----------   ------- --------- ------- --------- -------  --------  ---------
January        38.23   January      7.24   January       2.37   January    7.82   January     3.25    January   3.00
February       18.49   February     5.07   February      2.15   February   7.97   February    2.68
March          14.05   March        4.49   March         2.08   March      5.94   March       2.73
April          15.30   April        3.40   April         2.58   April      3.74   April       2.49
May            13.33   May          2.21   May           3.14   May        3.83   May         2.59
June            9.03   June         1.45   June          2.70   June       4.99   June        2.61
July            8.00   July         0.97   July          2.95   July       3.66   July        2.63
August          6.26   August       1.05   August        3.24   August     3.79   August      3.04
September       5.61   September    0.54   September     4.10   September  3.40   September   3.26
October         5.81   October      1.23   October       4.44   October    3.39   October     3.25
November        7.80   November     1.94   November      4.51   November   3.47   November    2.90
December        7.46   December     1.61   December      4.23   December   3.47   December    3.06




The closing price on February 14, 2006 was $2.96.




                                NOVARTIS AG (NVS)



     Novartis AG is engaged in the research, development, manufacture, and marketing of pharmaceutical products. Novartis' Pharmaceuticals division develops, markets, and sells branded pharmaceuticals in various therapeutic areas, and its Consumer Health division offers over-the-counter self-medication, animal health, medical nutrition, infant and baby foods, and lens and vision care products. Its Sandoz division develops, manufactures, markets, and sells retail generics drugs, and off-patent active pharmaceutical ingredients and intermediates to wholesalers, pharmacies, hospitals, and other healthcare outlets. American depositary receipts evidencing American depositary shares of Novartis are traded on the New York Stock Exchange. Shares of Novartis also trade on the Swiss Stock Exchange and the London International Stock Exchange.



             Closing             Closing               Closing             Closing            Closing           Closing
   2001       Price     2002      Price     2003        Price    2004       Price    2005      Price    2006     Price
-----------  -------  ---------  -------  -----------  -------  ---------  -------  --------  -------  -------- --------
January       42.83   January     34.63   January       37.08   January     45.15   January    47.88   January   55.16
February      42.67   February    37.96   February      36.58   February    44.15   February   49.97
March         39.33   March       39.60   March         37.06   March       42.60   March      46.78
April         39.15   April       41.97   April         39.48   April       44.80   April      48.73
May           38.38   May         42.82   May           40.00   May         45.17   May        48.83
June          36.15   June        43.83   June          39.81   June        44.50   June       47.44
July          35.02   July        41.13   July          38.59   July        44.66   July       48.71
August        36.47   August      40.45   August        36.97   August      46.45   August     48.75
September     38.92   September   39.73   September     38.84   September   46.67   September  51.00
October       37.63   October     37.94   October       38.37   October     48.01   October    53.82
November      35.76   November    38.00   November      42.20   November    48.05   November   52.40
December      36.50   December    36.73   December      45.89   December    50.54   December   52.48



The closing price on February 14, 2006 was $54.72.

                            ORACLE CORPORATION (ORCL)



     Oracle Corporation develops, manufactures, markets and distributes computer software. Oracle's software products can be categorized into two broad areas: database and middleware software and applications software. Oracle's database and middleware software provides an Internet platform for developing and deploying applications on the Internet and on corporate intranets. Oracle's applications software can be accessed with standard Web browsers and can be used to automate business processes and to provide business intelligence for marketing, sales, order management, procurement, supply chain, manufacturing, service, human resources and projects. In addition to computer software products, Oracle offers a range of consulting, education, support and outsourcing services.



          Closing            Closing            Closing            Closing            Closing           Closing
  2001     Price   2002       Price     2003     Price     2004     Price     2005     Price     2006    Price
--------- -------  --------- -------  --------- -------  --------- -------  --------- --------  ------- --------
January    29.13   January    17.26   January    12.03   January    13.86   January    13.77    January  12.57
February   19.00   February   16.62   February   11.96   February   12.87   February   12.95
March      14.98   March      12.80   March      10.84   March      12.00   March      12.48
April      16.16   April      10.04   April      11.88   April      11.25   April      11.56
May        15.30   May         7.92   May        13.01   May        11.40   May        12.80
June       19.00   June        9.47   June       12.01   June       11.93   June       13.20
July       18.08   July       10.01   July       11.99   July       10.51   July       13.57
August     12.21   August      9.56   August     12.83   August      9.97   August     12.99
September  12.58   September   7.86   September  11.25   September  11.28   September  12.40
October    13.56   October    10.19   October    11.97   October    12.66   October    12.68
November   14.03   November   12.15   November   12.02   November   12.74   November   12.60
December   13.81   December   10.80   December   13.23   December   13.72   December   12.21



The closing price on February 14, 2006 was $12.40.




                                PFIZER INC. (PFE)



     Pfizer Inc. is a research-based, global pharmaceutical company that develops, manufactures and markets prescription medicines for humans and animals, as well as many consumer products. Pfizer operates in three business segments: Human Health, Consumer Healthcare and Animal Health. The Human Health segment includes prescription pharmaceuticals for treating various diseases, including cardiovascular diseases, infectious diseases, central nervous system disorders, diabetes, allergies, arthritis and other disorders. The Consumer Healthcare segment includes over-the-counter medications for oral care, upper respiratory health, eye care, skin care, gastrointestinal health and other products. The Animal Health segment includes treatment for diseases in livestock and animials.



             Closing            Closing            Closing             Closing            Closing             Closing
   2001       Price     2002     Price     2003     Price    2004       Price    2005      Price      2006     Price
-----------  -------  --------  -------  --------  -------  ---------  -------  --------- -------   --------  -------
January       45.15   January    41.67   January    30.36   January     36.63   January     24.16    January   25.68
February      45.00   February   40.96   February   29.82   February    36.65   February    26.29
March         40.95   March      39.74   March      31.16   March       35.05   March       26.27
April         43.30   April      36.35   April      30.75   April       35.76   April       27.17
May           42.89   May        34.60   May        31.02   May         35.34   May         27.90
June          40.05   June       35.00   June       34.15   June        34.28   June        27.58
July          41.22   July       32.35   July       33.36   July        31.96   July        26.50
August        38.31   August     33.08   August     29.92   August      32.67   August      25.48
September     40.10   September  29.02   September  30.38   September   30.60   September   24.97
October       41.90   October    31.77   October    31.60   October     28.95   October     21.74
November      43.31   November   31.53   November   33.57   November    27.77   November    21.20
December      39.85   December   30.57   December   35.33   December    26.89   December    23.32



The closing price on February 14, 2006 was $25.50.

                   QWEST COMMUNICATIONS INTERNATIONAL INC. (Q)



     Qwest Communications International Inc. provides telecommunications and related services, wireless services and directory services in several U.S. states, and broadband data, video, voice and image communications globally. Qwest offers local voice, long distance voice, and data and Internet services to consumers, businesses, and wholesale customers, as well as access services to wholesale customers. Qwest also resells Sprint wireless services, including access to Sprint's nationwide personal communications service wireless network. Its Other Services segment primarily involves the sublease of real estate assets, such as space in office buildings, warehouses, and other properties.



             Closing            Closing               Closing            Closing            Closing            Closing
   2001       Price     2002     Price     2003        Price    2004      Price    2005      Price    2006      Price
-----------  -------  --------- --------  ----------  ------- ---------  ------- ---------  ------- --------   --------
January       42.12   January     10.50   January      4.52   January     4.04   January     4.20    January    6.02
February      36.97   February     8.70   February     3.58   February    4.58   February    3.90
March         35.05   March        8.22   March        3.49   March       4.31   March       3.70
April         40.90   April        5.03   April        3.77   April       4.02   April       3.42
May           36.74   May          5.16   May          4.49   May         3.75   May         3.92
June          31.87   June         2.80   June         4.78   June        3.59   June        3.71
July          26.00   July         1.28   July         3.99   July        3.89   July        3.82
August        21.50   August       3.28   August       4.45   August      2.89   August      3.90
September     16.70   September    2.28   September    3.40   September   3.33   September   4.10
October       12.95   October      3.39   October      3.53   October     3.42   October     4.36
November      11.90   November     4.84   November     3.66   November    4.00   November    5.24
December      14.13   December     5.00   December     4.32   December    4.44   December    5.65



The closing price on February 14, 2006 was $6.00.




                             SONY CORPORATION (SNE)

     Sony Corporation develops, designs, manufactures and sells electronic equipment, instruments and devices for the consumer and industrial markets, and produces, distributes and broadcasts image-based software, including film, video and television. It also develops, produces, manufactures and markets home-use game consoles, software, and recorded music in all commercial formats and musical genres. Sony participates in various financial service businesses, has Internet-related businesses, an advertising agency business in Japan and location-based entertainment businesses in Japan and the United States. American depositary receipts evidencing American depositary shares of Sony are traded on the New York Stock Exchange. Shares of Sony also trade on the Tokyo Stock Exchange.



            Closing             Closing             Closing            Closing            Closing             Closing
   2001      Price     2002      Price     2003      Price    2004      Price    2005       Price    2006      Price
----------  -------  ---------  -------  ---------  -------  --------  -------- --------- -------- ---------  ----------
January      73.55   January     44.76   January     39.95   January    40.65   January     37.02   January    48.90
February     71.51   February    46.20   February    37.97   February   40.94   February    37.79
March        72.25   March       51.70   March       35.13   March      41.81   March       40.02
April        76.65   April       54.20   April       24.74   April      38.40   April       36.71
May          78.10   May         58.11   May         27.34   May        36.87   May         37.27
June         65.80   June        53.10   June        28.00   June       38.05   June        34.44
July         49.52   July        45.33   July        31.20   July       34.65   July        32.51
August       44.90   August      43.51   August      32.95   August     34.67   August      33.62
September    33.20   September   41.10   September   34.80   September  34.39   September   33.19
October      38.20   October     43.24   October     35.20   October    34.85   October     32.80
November     47.70   November    44.35   November    34.35   November   36.36   November    37.01
December     45.10   December    41.31   December    34.67   December   38.96   December    40.80



The closing price on February 14, 2006 was $49.80.

                          SUN MICROSYSTEMS, INC. (SUNW)



     Sun Microsystems, Inc. provides products and services for network computing. It provides network computing infrastructure solutions that consist of computer systems, network storage systems, support services, and professional and knowledge services. It also offers a range of system/network architecture, implementation, and management, as well as consulting, skills migration, and training. Sun Microsystems' customers use its products and services to build mission-critical computing systems and in a wide range of technical/scientific and engineering applications in industries such as telecommunications, financial services, government, manufacturing, education, retail, life sciences, media and entertainment and healthcare.



             Closing             Closing              Closing            Closing            Closing           Closing
   2001       Price     2002      Price     2003       Price    2004      Price    2005      Price    2006     Price
-----------  -------- ---------  -------- ----------  ------- ---------  ------- ---------  -------  -------- --------
January       30.56   January     10.76   January      3.09   January     5.29   January     4.36    January    4.50
February      19.88   February     8.51   February     3.44   February    5.31   February    4.22
March         15.37   March        8.82   March        3.26   March       4.17   March       4.04
April         17.12   April        8.18   April        3.31   April       3.90   April       3.62
May           16.47   May          6.89   May          4.35   May         4.17   May         3.81
June          15.72   June         5.01   June         4.65   June        4.33   June        3.73
July          16.29   July         3.92   July         3.76   July        3.95   July        3.84
August        11.45   August       3.69   August       3.90   August      3.87   August      3.80
September      8.27   September    2.59   September    3.31   September   4.04   September   3.93
October       10.15   October      2.96   October      3.95   October     4.50   October     4.00
November      14.24   November     4.29   November     4.26   November    5.55   November    3.77
December      12.30   December     3.11   December     4.47   December    5.39   December    4.19



The closing price on February 14, 2006 was $4.39.




                                SYNGENTA AG (SYT)



     Syngenta AG is an agribusiness company that develops, manufactures, and markets a range of products designed for crop yield and food quality. It operates in three segments: Crop Protection, Seeds and Plant Science. Sygenta's products have applications in commercial agriculture, public health, forestry, industrial weed control, and home and garden, and it operates in Switzerland, the United Kingdom, and the United States, China, and India.



             Closing             Closing             Closing            Closing             Closing            Closing
   2001       Price     2002      Price     2003      Price    2004      Price     2005      Price    2006      Price
-----------  -------- ---------  -------  ---------  ------- ---------  ------- ---------   --------  -------- ---------
January       12.15   January     11.00   January     12.25   January    13.86   January     21.50    January   25.54
February      11.60   February    11.28   February     9.79   February   14.00   February    22.56
March         10.40   March       12.30   March        9.15   March      14.43   March       21.00
April         10.12   April       12.25   April       10.25   April      15.93   April       20.73
May           10.00   May         12.55   May         10.41   May        15.89   May         20.64
June          10.80   June        12.16   June        10.14   June       16.79   June        20.39
July          10.60   July        10.16   July        11.00   July       16.60   July        20.80
August        10.54   August      10.84   August      11.10   August     18.03   August      21.29
September      9.97   September   10.80   September   10.94   September  19.09   September   21.00
October       10.28   October     11.81   October     10.77   October    19.04   October     21.49
November      10.30   November    11.33   November    12.18   November   21.25   November    21.85
December      10.60   December    11.52   December    13.48   December   21.35   December    24.91



The closing price on February 14, 2006 was $27.80.

                  THE ST. PAUL TRAVELERS COMPANIES, INC. (STA)



     The St. Paul Travelers Companies is a provider of insurance and surety products and risk management services to businesses, organizations, and individuals primarily in the United States. It operates through three segments:
Commercial, Specialty, and Personal, and offers various property and casualty insurance, standard and specialized insurance coverages and services, and various types of property and casualty insurance covering personal risks. Prices prior to March 2004 are those of the Travelers Property Casualty Corp.



            Closing             Closing             Closing             Closing             Closing            Closing
   2001      Price     2002      Price     2003      Price     2004      Price   2005        Price    2006      Price
----------  -------  ---------  -------  ---------  -------  ---------  -------  ---------  -------  --------  --------
January      48.02   January     44.70   January     16.21   January     42.13   January     37.54   January    45.38
February     46.29   February    48.90   February    15.65   February    42.74   February    38.32
March        44.05   March       45.85   March       14.09   March       40.01   March       36.73
April        45.10   April       18.59   April       16.23   April       40.67   April       35.80
May          50.60   May         17.55   May         16.33   May         39.68   May         37.88
June         50.70   June        17.70   June        15.90   June        40.54   June        39.53
July         43.85   July        16.30   July        35.17   July        37.07   July        44.02
August       42.03   August      15.72   August      34.76   August      34.69   August      43.01
September    41.22   September   13.20   September   37.03   September   33.06   September   44.87
October      45.90   October     13.35   October     38.13   October     33.96   October     45.03
November     47.08   November    15.95   November    37.10   November    36.48   November    46.53
December     43.97   December    14.65   December    39.65   December    37.07   December    44.67


The closing price on February 14, 2006 was $44.34.




                          TEXAS INSTRUMENTS, INC. (TXN)


     Texas Instruments, Inc. designs and supplies digital signal processors and analog integrated circuits. Texas Instruments also designs and manufactures other semiconductor products, including integrated circuits, standard logic devices, microcontrollers and digital imaging devices. Texas Instruments' semiconductor products are used in a range of products that are sold to original equipment manufacturers, contract manufacturers and distributors. Texas Instruments also sells electrical and electronic controls, sensors, radio frequency identification systems and educational and graphing calculators. Texas Instruments markets and sells its products through its own direct sales force and third-party distributors.



            Closing              Closing              Closing             Closing            Closing             Closing
   2001      Price     2002       Price     2003       Price    2004       Price   2005       Price     2006      Price
----------- -------  ---------   -------  ----------  -------  ---------  -------  --------- --------  --------  ---------
January      43.80   January      31.21   January      15.90   January     31.35   January     23.21    January    29.23
February     29.55   February     29.35   February     16.75   February    30.65   February    26.47
March        30.98   March        33.10   March        16.37   March       29.22   March       25.49
April        38.70   April        30.93   April        18.49   April       25.10   April       24.96
May          34.12   May          28.67   May          20.50   May         26.11   May         27.64
June         31.90   June         23.70   June         17.60   June        24.18   June        28.07
July         34.50   July         23.15   July         18.87   July        21.33   July        31.76
August       33.10   August       19.70   August       23.85   August      19.54   August      32.68
September    24.98   September    14.77   September    22.80   September   21.28   September   33.90
October      27.99   October      15.86   October      28.92   October     24.45   October     28.55
November     32.05   November     20.01   November     29.76   November    24.18   November    32.48
December     28.00   December     15.01   December     29.38   December    24.62   December    32.07



The closing price on February 14, 2006 was $30.56.

                             TIME WARNER, INC. (TWX)



     Time Warner Inc. is a media and entertainment company. Time Warner's business includes America Online, consisting principally of interactive services, Web properties, Internet technologies and electronic commerce services. Time Warner also has interests in cable systems, filmed entertainment and television production companies, cable television and broadcast networks, recorded music and music publishing enterprises, and in magazine publishing, book publishing and direct marketing companies.



              Closing             Closing             Closing             Closing             Closing             Closing
 2001          Price    2002       Price     2003      Price    2004       Price    2005       Price     2006      Price
------------  -------- ---------  -------  ---------- -------  ---------  -------- ---------  --------  --------  ---------
January        52.56   January     26.31   January     11.66   January     17.57   January     18.00    January    17.53
February       44.03   February    24.80   February    11.32   February    17.25   February    17.23
March          40.15   March       23.65   March       10.86   March       16.86   March       17.55
April          50.50   April       19.02   April       13.68   April       16.82   April       16.81
May            52.19   May         18.70   May         15.22   May         17.04   May         17.40
June           53.00   June        14.71   June        16.09   June        17.58   June        16.71
July           45.45   July        11.50   July        15.43   July        16.65   July        17.02
August         37.35   August      12.65   August      16.36   August      16.35   August      17.92
September      33.10   September   11.70   September   15.11   September   16.14   September   18.11
October        31.10   October     14.75   October     15.29   October     16.64   October     17.83
November       34.90   November    16.37   November    16.28   November    17.71   November    17.98
December       32.10   December    13.10   December    17.99   December    19.45   December    17.44



The closing price on February 14, 2006 was $18.17.




                                TOTAL S.A. (TOT)



     TOTAL S.A. operates as an energy company, with operations worldwide. Its operations are conducted through three business segments: Upstream, Downstream and Chemicals. The Upstream segment includes exploration, development and production activities, as well as TOTAL's coal and gas and power operations. The Downstream segment sells substantially all of the crude oil produced by TOTAL, purchases most of the crude oil required to supply its refineries, operates refineries and markets petroleum products worldwide through both retail and non-retail activities, and conducts TOTAL's bulk trading. The Chemicals segment includes petrochemicals, fertilizers, elastomer processing and a unit combining vinyl products, industrial chemicals, and performance products. In addition, Total is involved in the coal mining, cogeneration and electricity sectors. American depositary receipts evidencing American depositary shares of Total Fina are included in the Market 2000+ HOLDRS and are traded on the New York Stock Exchange. Shares of Total Fina also trade on the Paris Stock Exchange.



            Closing             Closing             Closing            Closing            Closing             Closing
   2001      Price     2002      Price     2003      Price    2004      Price    2005      Price      2006     Price
----------- -------- ---------- -------- ---------  -------  --------- -------- --------- --------   -------  ---------
January      73.50   January     70.36   January     67.91   January    88.30   January    107.55    January   138.33
February     70.51   February    73.55   February    65.75   February   91.99   February   119.20
March        67.95   March       76.60   March       63.27   March      92.00   March      117.23
April        74.90   April       75.71   April       65.70   April      92.12   April      110.91
May          73.74   May         77.67   May         73.55   May        94.08   May        111.19
June         70.20   June        80.90   June        75.80   June       96.08   June       116.85
July         70.88   July        72.55   July        73.60   July       97.35   July       125.00
August       73.85   August      71.32   August      77.01   August     97.99   August     131.84
September    67.55   September   65.85   September   75.80   September  102.17  September  135.82
October      69.74   October     68.02   October     78.07   October    104.28  October    126.02
November     64.09   November    66.75   November    80.77   November   109.60  November   124.69
December     70.24   December    71.50   December    92.51   December   109.84  December   126.40



The closing price on February 14, 2006 was $128.21.

                          TOYOTA MOTOR CORPORATION (TM)



     Toyota Motor Corporation is engaged mainly in the automotive business and in the financial services business. Toyota's operations are divided into three segments. The automotive business involves the design, manufacturing and sale of passenger cars, recreational vehicles, sport utility vehicles, minivans, trucks, buses and related parts. The financial services business involves the provision of loans and leases to customers and the provision of loans to dealers. All other business includes the design, manufacturing and sale of housing, telecommunications and other business. Toyota sells, manufactures and markets cars, trucks and buses worldwide under the Toyota, Lexus and Daihatsu brands. American depositary receipts evidencing American depositary shares of Toyota are included in the Market 2000+ HOLDRS and are traded on the New York Stock Exchange. Shares of Toyota also trade on the Tokyo Stock Exchange.



            Closing             Closing             Closing            Closing            Closing             Closing
   2001      Price     2002      Price     2003      Price    2004      Price    2005       Price    2006      Price
----------- -------  ---------  -------- ---------  -------  --------- -------  ---------- -------  --------- ---------
January      68.11   January     52.36   January     47.80   January    66.40   January     78.19    January   103.71
February     69.60   February    51.45   February    47.48   February   69.13   February    77.78
March        70.75   March       58.15   March       44.95   March      74.50   March       74.38
April        67.71   April       54.83   April       45.28   April      73.21   April       72.71
May          71.25   May         55.37   May         47.68   May        72.35   May         71.71
June         70.45   June        53.00   June        51.80   June       81.62   June        71.49
July         66.30   July        47.97   July        51.30   July       80.00   July        75.86
August       61.10   August      50.04   August      55.39   August     79.19   August      81.98
September    51.85   September   51.10   September   59.55   September  76.38   September   81.98
October      49.20   October     48.60   October     58.02   October    77.59   October     92.81
November     51.90   November    52.90   November    59.57   November   74.71   November    96.75
December     50.96   December    53.00   December    68.75   December   81.87   December   104.62



The closing price on February 14, 2006 was $106.86.




                        VERIZON COMMUNICATIONS, INC. (VZ)



     Verizon Communications, Inc. is a telecommunications company that provides broadband, local telephone, wireless communications, long-distance and Internet services to customers in the United States. Verizon provides domestic wireline services, including local and long distance telephone service and voice and data transport, wireless telecommunications services in the United States and has investments in wireline and wireless operations in Latin America, Europe and the Asia-Pacific region. Verizon also operates domestic and international publishing businesses, including print directories, Web site creation and Web hosting. In addition, Verizon has teamed up with Yahoo! Inc. to launch a high-speed Internet service. The company was incorporated in 1983 under the name Bell Atlantic Corporation. It changed its name to Verizon Communications, Inc. in 2000.



            Closing             Closing             Closing             Closing             Closing             Closing
   2001      Price    2002       Price    2003       Price    2004       Price    2005       Price     2006      Price
----------  -------  ---------  -------  ---------  -------  ---------  -------- ---------  --------  --------  ---------
January      54.95   January     46.35   January     38.28   January     36.86   January     35.59    January    31.66
February     49.50   February    46.80   February    34.58   February    38.33   February    35.97
March        49.30   March       46.10   March       35.35   March       36.54   March       35.50
April        55.07   April       40.11   April       37.38   April       37.74   April       35.80
May          54.85   May         43.00   May         37.85   May         34.58   May         35.38
June         53.50   June        40.15   June        39.45   June        36.19   June        34.55
July         54.15   July        33.00   July        35.00   July        38.54   July        34.23
August       50.00   August      31.00   August      35.32   August      39.25   August      32.71
September    54.11   September   27.44   September   32.44   September   39.38   September   32.69
October      49.81   October     37.76   October     33.60   October     39.10   October     31.51
November     47.00   November    41.88   November    32.84   November    41.23   November    31.98
December     47.46   December    38.75   December    35.08   December    40.51   December    30.12



The closing price on February 14, 2006 was $33.52.

                               VIACOM INC. (VIAB)



     Viacom, Inc. operates cable networks and entertainment brands. It owns and operates advertiser-supported basic cable television program services through MTV Networks, including MTV Music Television, MTV2, Nickelodeon, Nick at Nite, TV Land, VH1, Spike TV, CMT: Country Music Television, Comedy Central, and MTV U, as well as cable program services, including BET and BET Jazz, BET Gospel, and BET Hip Hop. Through Paramount Pictures, Viacom produces, finances, and distributes feature motion pictures. It distributes its motion pictures on DVDs and videocassettes in the U.S. and Canada through Paramount Home Entertainment; and outside the U.S. and Canada, through Paramount Home Entertainment International. In addition, Viacom engages in music publishing business. It owns copyrights to over a hundred thousand musical works. In June 2005, Viacom announced a plan to separate into two companies. The separation was completed on December 31, 2005, by spinning off a new publicly traded company - called "Viacom Inc." - that consists of the advertising-supported cable networks business, the Paramount Pictures business and Famous Music. There is no stock information for this new Viacom entity prior to December 8, 2005.



            Closing           Closing                Closing           Closing              Closing         Closing
   2001      Price     2002    Price       2003       Price    2004     Price    2005        Price    2006   Price
---------   -------   ------- ---------   ---------  -------- -------- -------- ----------  -------- ------- ---------
January       *       January     *       January       *     January      *    January        *     January  41.48
February      *       February    *       February      *     February     *    February       *
March         *       March       *       March         *     March        *    March          *
April         *       April       *       April         *     April        *    April          *
May           *       May         *       May           *     May          *    May            *
June          *       June        *       June          *     June         *    June           *
July          *       July        *       July          *     July         *    July           *
August        *       August      *       August        *     August       *    August         *
September     *       September   *       September     *     September    *    September      *
October       *       October     *       October       *     October      *    October        *
November      *       November    *       November      *     November     *    November       *
December      *       December    *       December      *     December     *    December       41.15



The closing price on February 14, 2006 was $43.19.




                           VODAFONE GROUP P.L.C. (VOD)



     Vodafone Group p.l.c. provides international wireless telecommunications services in continental Europe, the United Kingdom, the United States and Asia through subsidiaries, joint ventures and associated undertakings. Vodafone also has investment interests in wireless telecommunications companies in the Middle East and Africa. Vodafone offers a full range of mobile telecommunications services, including voice and data communications worldwide, and distributes its products and services directly, as well as through third-party service providers, independent dealers, and agencies. Vodafone also has controlling interests in certain non-mobile telecommunication businesses. American depositary receipts evidencing American depositary shares of Vodafone are included in the Wireless HOLDRS and are traded on the New York Stock Exchange. Shares of Vodafone also trade on the London International Stock Exchange.



            Closing             Closing            Closing           Closing           Closing        Closing
   2001      Price     2002      Price     2003     Price    2004     Price    2005     Price   2006   Price
----------  -------  ---------- -------  --------  ------- --------- ------- --------- -------- -----  --------
January      34.97   January     21.70   January    18.85  January    25.60  January    25.98  January  21.11
February     27.31   February    19.00   February   18.10  February   24.97  February   26.29
March        27.15   March       18.43   March      18.22  March      23.90  March      26.56
April        30.28   April       16.20   April      19.76  April      24.54  April      26.14
May          25.89   May         14.93   May        21.91  May        23.76  May        25.18
June         22.35   June        13.65   June       19.65  June       22.10  June       24.32
July         21.55   July        15.17   July       18.98  July       21.73  July       25.83
August       20.15   August      15.99   August     18.30  August     22.90  August     27.25
September    21.96   September   12.83   September  20.25  September  24.11  September  25.97
October      23.12   October     15.92   October    21.15  October    25.79  October    26.26
November     25.34   November    18.75   November   23.35  November   27.27  November   21.55
December     25.68   December    18.12   December   25.04  December   27.38  December   21.47



The closing price on February 14, 2006 was $21.21.

                           WAL-MART STORES, INC. (WMT)



     Wal-Mart Stores, Inc. operates mass merchandising stores that serve customers primarily through the operation of Wal-Mart Discount Stores, Neighborhood Markets, Supercenters and Sam's Clubs. The Wal-Mart Discount Stores, Neighborhood Markets and Supercenters offer a wide variety of merchandise, including clothing, household and sporting goods, small appliances; automotive accessories; and groceries. Wal-Mart stores sell name-brand merchandise and merchandise sold under Wal-Mart's own brands. Sam's Clubs are warehouse stores, accessible by membership only, that offer bulk-quantity name-brand merchandise and grocery items. The Company has operations throughout the United States and internationally.



            Closing             Closing             Closing             Closing             Closing            Closing
   2001      Price     2002      Price     2003      Price     2004      Price     2005      Price     2006     Price
----------  -------  ---------  -------  ---------  -------  ---------  -------  ---------  -------- --------- ----------
January      56.80   January     59.98   January     47.80   January     53.85   January     52.40    January    46.11
February     50.09   February    62.01   February    48.06   February    59.56   February    51.61
March        50.50   March       61.30   March       52.03   March       59.69   March       50.11
April        51.74   April       55.86   April       56.32   April       57.00   April       47.14
May          51.75   May         54.10   May         52.61   May         55.73   May         47.23
June         48.80   June        55.01   June        53.67   June        52.76   June        48.20
July         55.90   July        49.18   July        55.91   July        53.01   July        49.35
August       48.05   August      53.48   August      59.17   August      52.67   August      44.96
September    49.50   September   49.24   September   55.85   September   53.20   September   43.82
October      51.40   October     53.55   October     58.95   October     53.92   October     47.31
November     55.15   November    53.90   November    55.64   November    52.06   November    48.56
December     57.55   December    50.51   December    53.05   December    52.82   December    46.80


The closing price on February 14, 2006 was $46.45.



                           ZIMMER HOLDINGS, INC. (ZMH)



     Zimmer Holdings, Inc. designs, develops, manufactures and markets reconstructive orthopedic implants and trauma products. Reconstructive orthopedic implants restore joint function lost due to disease or trauma in joints and trauma products are devices used primarily to reattach or stabilize damaged bone or tissue. Zimmer also manufactures and markets orthopedic surgical products, which include surgical supplies and instruments designed to aid in orthopedic surgical procedures. It also markets an array of sports medicine products. Zimmer's customers include orthopedic surgeons, hospitals and healthcare purchasing organizations or buying groups. These customers range from large multinational enterprises to independent surgeons.



             Closing              Closing             Closing            Closing             Closing             Closing
   2001       Price     2002       Price    2003       Price    2004       Price   2005       Price    2006       Price
-----------  -------  ----------  -------  ---------  -------  ---------  ------- ---------- --------  ---------  -------
January           *   January      32.53   January     41.00   January     76.50   January     78.85    January    68.95
February          *   February     35.76   February    44.39   February    75.64   February    85.90
March             *   March        34.05   March       48.63   March       73.78   March       77.81
April             *   April        34.71   April       46.90   April       79.85   April       81.42
May               *   May          34.98   May         44.86   May         85.35   May         76.58
June              *   June         35.66   June        45.05   June        88.20   June        76.17
July              *   July         37.23   July        47.81   July        76.31   July        82.36
August        27.20   August       36.90   August      51.74   August      71.30   August      82.17
September     27.75   September    38.34   September   55.10   September   79.04   September   68.89
October       30.91   October      41.22   October     63.81   October     77.59   October     63.77
November      32.26   November     37.64   November    65.92   November    81.60   November    62.67
December      30.54   December     41.52   December    70.40   December    80.12   December    67.44



The closing price on February 14, 2006 was $68.70.

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]





                        1,000,000,000 Depositary Receipts

                           Market 2000+ HOLDRSSM Trust

                            ------------------------

                               P R O S P E C T U S

                            ------------------------
























                                February 16, 2006

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

     The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.


Item 16. Exhibits.

     See Exhibit Index.


Item 17. Undertakings.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

                    ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(a) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                    iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on February 16, 2006.



                                    MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                INCORPORATED


                                    By:           *
                                        -------------------------------
                                        Name:  Joseph F. Regan
                                        Title: First Vice President, Chief
                                                Financial Officer and Controller


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities indicated on February 16, 2006.


                 Signature                          Title
                 ---------                          -----

                     *
        ----------------------------      Chief Executive Officer,
              Robert J. McCann            Chairman of the Board



                     *
        ----------------------------      Director
                 Do Woo Kim



                     *
        ----------------------------      Director
              Carlos M. Morales



                     *
        ----------------------------      Director
              Candace E. Browning



                     *
        ----------------------------      Director
              Gregory J. Fleming



                     *
        ----------------------------      Chief Financial Officer and Controller
              Joseph F. Regan



        *By:    /s/ Mitchell M. Cox       Attorney-in-Fact
            -------------------------
                 Mitchell M. Cox

                                INDEX TO EXHIBITS

Exhibits

  *4.1 Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York, as Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement, form of Amendment No. 1 to the Standard Terms for Depositary Trust Agreements and form of HOLDRS, filed on August 3, 2000 as an exhibit to Amendment No. 2 to the registration statement filed on Form S-1 for Market 2000+ HOLDRS.

  *5.1 Opinion of Shearman & Sterling LLP regarding the validity of the Market 2000+ HOLDRS Receipts, filed on July 28, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Market 2000+ HOLDRS.

  *8.1 Opinion of Shearman & Sterling LLP, as special U.S. tax counsel regarding the material federal income tax consequences, filed on July 28, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Market 2000+ HOLDRS.

  *24.1 Power of Attorney (included in Part II of Registration Statement), filed on May 26, 2000 as an exhibit to the registration statement filed on Form S-1 for Market 2000+ HOLDRS.

  *24.2 Power of Attorney of John J. Fosina, E. Stanley O'Neal, George A. Schieren, Thomas H. Patrick and Dominic A. Carone.

  *24.3 Power of Attorney of James P. Gorman, Arshad R. Zakaria and Carlos M. Morales.

  *24.4 Power of Attorney of Candace E. Browning, Gregory J. Fleming, Do Woo Kim and Joseph F. Regan.

   24.5   Power of Attorney of Robert J. McCann and Joseph F. Regan

         __________________
         * Previously filed.